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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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HILL INTERNATIONAL, INC. (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, Pennsylvania 19103

November 5, 2018

Dear Fellow Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of Hill International, Inc. (the "Company"). The meeting will be held at Two Commerce Square, 2001 Market Street, 2nd Floor, Philadelphia, Pennsylvania on Thursday, December 6, 2018 at 11:00 a.m. Eastern Time.

The Board of Directors is recommending a highly qualified and experienced slate of director nominees for election to the Board of Directors at the Annual Meeting. At the Annual Meeting, we will ask you to: (1) elect two directors; (2) provide an advisory vote to approve the Company's named executive officer compensation; (3) ratify the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm; and (4) take action upon any other business as may properly come before the Annual Meeting.

The accompanying materials include the Notice of Annual Meeting of Stockholders and Proxy Statement. The Proxy Statement describes the business that we will conduct at the Annual Meeting. It also provides information about us that you should consider when you vote your shares.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of our Company.

Sincerely,

Raouf S. Ghali,
Chief Executive Officer and President

One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, Pennsylvania 19103

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 6, 2018

To our Stockholders:

Hill International, Inc. (the "Company") will hold its 2018 Annual Meeting of Stockholders (the "Annual Meeting") at Two Commerce Square, 2001 Market Street, 2nd Floor, Philadelphia, Pennsylvania 19103 on Thursday, December 6, 2018, at 11:00 a.m. Eastern Time, for the following purposes:

  1.
  To elect two directors of the Company;

  2.
  To provide an advisory vote to approve the Company's named executive officer compensation;

  3.
  To ratify the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for 2018; and

  4.
  To transact such other business as may properly come before the meeting or any and all adjournments or postponements of the meeting.

Only holders of record of common stock of the Company at the close of business on October 22, 2018 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

It is important that your shares be represented and voted at the meeting. If you are a stockholder of record and do not plan to attend the meeting, please mark, sign, date and promptly mail the enclosed proxy card in the enclosed postage-paid envelope. You may revoke your proxy at any time before its exercise at the meeting. If you do not hold your shares of record and you do not plan to attend the meeting, please follow the instructions provided by your broker, bank or other nominee to ensure that your shares are voted.

By Order of the Board of Directors,

William H. Dengler, Jr., Corporate Secretary

November 5, 2018
Philadelphia, Pennsylvania

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR OUR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
ON DECEMBER 6, 2018

The Proxy Statement and our 2017 Annual Report to stockholders are available at our website at www.hillintl.com, in the "Investors" section.

2018 PROXY STATEMENT

This 2018 Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by Hill International, Inc. ("Hill" or the "Company") on behalf of the Board of Directors (the "Board") for the 2018 Annual Meeting of Stockholders (the "Annual Meeting"), to be held on Thursday, December 6, 2018, and at any meeting following adjournment or postponement of the annual meeting. We are first mailing this Proxy Statement and proxy card (including voting instructions) on or about November 5, 2018, to persons who were stockholders at the close of business on October 22, 2018, the record date for the meeting. Also, this Proxy Statement contains certain information that the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE") require Hill to provide annually to stockholders.

The Annual Meeting is scheduled to begin at 11:00 a.m. Eastern Time on December 6, 2018 at Two Commerce Square, 2001 Market Street, 2nd Floor, Philadelphia, Pennsylvania 19103. Stockholders will be admitted beginning at 10:30 a.m. Eastern Time. The Board has designated Raouf S. Ghali and William H. Dengler to vote the shares represented by proxies at the Annual Meeting in the matter indicated by the proxies.

VOTING

Who Can Vote

You are entitled to vote at the annual meeting all shares of the Company's common stock that you held as of the close of business on October 22, 2018, the record date for voting at the Annual Meeting. On October 22, 2018, there were 55,558,243 shares of common stock outstanding. In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the meeting.

Determining the Number of Votes You Have

The enclosed proxy card indicates the number of shares of common stock that you own. Each share of common stock is entitled to one vote with respect to each matter properly brought before the meeting.

How to Vote If You Are a Stockholder of Record

By Mail — Stockholders may vote their shares by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided with this Proxy Statement. Proxy cards submitted by mail must be received by the time of the Annual Meeting for your shares to be voted.

At the Annual Meeting — Only our stockholders and invited guests may attend the Annual Meeting. Refer to "How to Attend the Annual Meeting" for further information regarding admission to the Annual Meeting.

You will need to bring picture identification to the meeting. If you own shares in street name (i.e., your shares are held in street name through a broker, bank, trustee or other nominee), please bring your most recent brokerage statement, along with picture identification, to the meeting. We will use your brokerage statement to verify your ownership of common stock and admit you to the meeting. Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and only if you bring such proxy to the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you wish to change your vote. Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by proxy by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided.

For the election of directors, you can specify whether your shares should be voted for all, some or none of the nominees for director listed. Our Board urges you to use the enclosed proxy card to vote based on its recommendations, including FOR ALL of the nominees for director listed, FOR the advisory vote to approve the Company's named executive officers and FOR the ratification of the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for 2018.

If you submit a proxy to us without indicating instructions with respect to specific proposals, we will vote your shares consistent with the recommendations of our Board of Directors as stated in this Proxy Statement, specifically for all our nominees for director and for the advisory approval of the Company's named executive officer compensation. If any other matters are properly presented at the Annual Meeting for consideration, then the persons named on your proxy will have discretion to vote for you on those matters. As of the date of the Notice of 2018 Annual Meeting of Stockholders, we knew of no other matters to be presented at the Annual Meeting.

How to Vote If Your Shares Are Held in Street Name

If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in "street name"), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker will not be able to vote your shares with respect to the election of directors (Proposal 1) or the advisory approval of the Company's named executive officer compensation (Proposal 2). Brokerage firms do, however, have the authority under applicable rules to vote shares on certain matters when their customers do not provide voting instructions, such as the ratification of the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for 2018 (Proposal 3). We urge you to instruct your broker or other nominee how to vote your shares by following those instructions.

Voting by Employees Participating in 401(k) Plan

If you are an employee of the Company and participate in the Hill International Inc. 401(k) Retirement Savings Plan (the "Plan"), the enclosed voting instruction form indicates the aggregate number of shares of common stock credited to your account as of October 22, 2018, the record date for voting at the Annual Meeting. If you timely submit your voting instructions to the Plan's trustee (the "Trustee") by following the instructions on the enclosed voting instruction form, your shares will be voted as you have directed. If you do not provide the Trustee with voting instructions, the Trustee will vote your Plan shares in the same proportion as the shares for which the Trustee receives voting instructions from other participants in the Plan. The Trustee must receive your voting instructions no later than December 3, 2018. Please note that Plan participants may vote their shares through the Trustee only and accordingly may not vote their Plan shares in person at the Annual Meeting.

Receipt of Multiple Proxy Cards

Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every proxy card you receive.

Revocation of Proxies

You can change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by doing any of the following: (1) you can submit a valid proxy with a later date; (2) you can notify our Secretary in writing at Secretary, Hill International, Inc., One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, Pennsylvania 19103 that you have revoked your proxy; or (3) you can vote in person by written ballot at the Annual Meeting.

Required Vote

Proposal 1: Election of Directors.    Our Board of Directors has determined that this year's election will be considered uncontested, so majority voting will apply to the election of directors at the Annual Meeting. Nominees receiving a majority of votes cast "for" their election will be elected as a director; the votes cast "for" a nominee must exceed the votes cast "withheld" for such nominee.

If you do not vote for a particular nominee, or if you indicate on your proxy card that you want to withhold authority to vote for a particular nominee, then your shares will not be voted for that nominee. If stockholders do not elect a nominee who is already serving as a director, Delaware law provides that the director would continue to serve on the Board as a "holdover director," rather than causing a vacancy, until a successor is duly elected or until the director resigns. In addition, if you hold shares of common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the election of any nominee for director unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote for such nominee. Abstentions and broker non-votes do not constitute a vote "for" or "withheld" as to a director.

Pursuant to our Amended and Restated Bylaws, written notice by stockholders of qualifying nominations for election to our Board of Directors must have been received by our Secretary by August 13, 2018. We did not receive any such nominations and no other nominations for election to our Board may be made by stockholders at the Annual Meeting.

If for some reason any of the Board's director nominees are unable to serve, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the Board's remaining nominees. As of the date of the Notice of 2018 Annual Meeting of Stockholders, we knew of no reason why any of the Board's nominees would be unable or for good cause unwilling to serve as a director if elected.

Proposal 2: Advisory vote on the approval of the Company's named executive officer compensation.    The votes cast "for" this proposal must exceed the votes cast "against" such proposal for this proposal to pass. In addition, if you hold shares of common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares either "for" or "against" the approval of the Company's named executive officer compensation unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote. Abstentions and broker non-votes do not constitute a vote "for" or "against" this proposal and will be disregarded in the calculation of "votes cast."

Proposal 3: Ratification of the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for 2018.    The votes cast "for" this proposal must exceed the votes cast "against" such proposal for this proposal to pass. In addition, if you hold shares of common stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary may exercise discretionary authority on those shares to vote either "for" or "against" the ratification of the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for

2018, unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote. Abstentions do not constitute a vote "for" or "against" this proposal and will be disregarded in the calculation of "votes cast."

Broker non-votes

A broker non-vote occurs when a beneficial owner of shares held by a broker, bank or other nominee fails to provide the record holder with specific instructions concerning how to vote on any "non-routine" matters brought to a vote at a stockholders meeting. Under the NYSE rules, "non-routine" matters include the election of directors (Proposal 1) and the vote, on an advisory basis, on the approval of the Company's named executive officer's compensation (Proposal 2). Under applicable rules, a brokerage firm has the authority to vote shares on certain matters when their customers do not provide voting instructions, such as the ratification of the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for 2018 (Proposal 3).

If you hold your shares in street name, it is critical that you cast your vote by instructing your bank, broker or other nominee on how to vote if you want your vote to be counted at the Annual Meeting for Proposals 1 and 2. Otherwise, your bank, broker or other nominee will not be able to vote your shares on these "non-routine" matters.

How to Attend the Annual Meeting

Registered stockholders may be admitted to the meeting upon providing picture identification. If you own shares in street name (i.e., your shares are held in street name through a broker, bank, trustee or other nominee), please bring your most recent brokerage statement, along with picture identification, to the meeting. We will use your brokerage statement to verify your ownership of common stock and admit you to the meeting.

Please note that cameras, sound or video recording equipment, or other similar equipment, electronic devices, large bags or packages will not be permitted in the Annual Meeting.

Quorum

A quorum of stockholders is necessary to transact business at the 2018 Annual Meeting. A quorum exists if the holders of at least a majority of the shares of common stock entitled to vote are present either in person or by proxy at the meeting. Abstentions and broker non-votes will be counted in determining whether a quorum exists.

2019 Stockholder Proposals

At each annual meeting, stockholders are asked to elect directors to serve on the Board. The Board or stockholders may submit other proposals to be included in the proxy statement. To be considered for inclusion in the 2019 Annual Meeting Proxy Statement, stockholder proposals must meet the requirements of SEC Rule 14a-8 and must be received no later than July 8, 2019. After such date, any shareholder proposal will be considered untimely and may be excluded from consideration at the meeting. Our Amended and Restated Bylaws provide that a stockholder may otherwise propose business for consideration or nominate persons for election to the Board, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal or nomination included in our proxy statement. If our 2019 Annual Meeting is held no more than 30 days prior to and no later than 70 days after the anniversary date of our 2018 Annual Meeting, our

Amended and Restated Bylaws currently require that notice of such proposals or nominations for our 2019 Annual Meeting be received by us during the period from August 8, 2019 to September 6, 2019. Any such notice must satisfy the other requirements in our Amended and Restated Bylaws applicable to such proposals and nominations.

Householding Information

SEC regulations permit the Company to send a single set of proxy materials, which includes this Proxy Statement, the Annual Report to Stockholders and the Notice of Internet Availability of Proxy Materials, to two or more stockholders that share the same address. Each stockholder will continue to receive his or her own separate proxy card. Upon written or oral request, the Company will promptly deliver a separate set of proxy materials to a stockholder at a shared address that only received a single set of proxy materials for this year. If a stockholder would prefer to receive his or her own copy, please contact William H. Dengler, Jr., Corporate Secretary, at the Company's principal executive office: One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, PA 19103; or by email addressed to hil@openboard.info. Similarly, if a stockholder would like to receive his or her own set of the Company's proxy materials in future years or if a stockholder shares an address with another stockholder and both would like to receive only a single set of the Company's proxy materials in future years, please contact Mr. Dengler.

What am I being asked to vote on and what are the Board of Directors' recommendations?

The following table lists the proposals scheduled to be voted on, the vote required for approval of each proposal and the effect of abstentions and broker non-votes:

Proposal	Board Recommendation	Vote Required	Abstentions	Broker Non-Votes	Unmarked Proxy Cards

Election of Directors (Proposal One)	FOR	Majority of votes cast	No effect	No effect	Voted "FOR"

Advisory Vote on Compensation of Named Executive Officers (Proposal Two)	FOR	Majority of votes cast	No effect	No effect	Voted "FOR"

Ratification of the Appointment of EisnerAmper LLP as the Company's Independent Registered Public Accounting Firm for 2018 (Proposal Three)	FOR	Majority of votes cast	No effect	No effect	Voted "FOR"

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. UNDER NO CIRCUMSTANCES DOES THE DELIVERY OF THIS PROXY STATEMENT CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board is divided into three classes. One class is elected each year for a term of three years.

Effective October 1, 2018, David Sgro became Chairman of the Board and Arnaud Ajdler and James Chadwick were appointed to the Board. Mr. Ajdler's term will terminate at this year's annual meeting and Mr. Chadwick's term will terminate at the annual meeting in 2020.

On October 25, 2018, as part of a plan to restructure the Board following the appointment of Messrs. Ajdler and Chadwick as directors, (i) Camille Andrews, whose term as a director was due to expire at the 2018 annual meeting, agreed to resign as a director effective October 25, 2018, (ii) the Board appointed Ms. Andrews as a director to serve until the annual meeting of stockholders in 2019, and (iii) upon the recommendation of the Governance and Nominating Committee, the Board nominated each of Mr. Ajdler and Raouf S. Ghali to serve a three-year term expiring at our annual meeting in 2021.

Two directors will be elected at this Annual Meeting to serve for a three-year term expiring at our annual meeting in 2021. Upon the recommendation of the Governance and Nominating Committee, the Board has nominated Arnaud Ajdler and Raouf S. Ghali to serve for terms expiring in 2021.

The persons named in the proxy card will vote such proxy "for" the election of each of Mr. Ajdler and Mr. Ghali unless you indicate that your vote should be withheld. If elected, each of Mr. Ajdler and Mr. Ghali will continue in office until his successor has been duly elected and qualified, or until the earliest of his death, resignation, retirement or removal. Each of Mr. Ajdler and Mr. Ghali have indicated to the Company that they will serve if elected and have consented to be named in this proxy. We do not anticipate that Mr. Ajdler or Mr. Ghali will be unable to stand for election, but, if that happens, your proxy will be voted in favor of another person nominated by the Board upon the recommendation of the Governance and Nominating Committee.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR ALL" THE ELECTION OF MR. AJDLER AND MR. GHALI AS DIRECTORS.

NOMINEES FOR DIRECTOR — TERM EXPIRING IN 2021

ARNAUD AJDLER has been a director since October 2018. Mr. Ajdler has served as the managing partner for Engine Capital L.P., a value-oriented investment firm, since 2013. Mr. Ajdler, who was a member of Hill's Board from June 2006 to June 2009, currently sits on the boards of Stewart Information Services Corporation (NYSE:STC) and StarTek, Inc. (NYSE:SRT). He earned a BS in Mechanical Engineering from the Free University of Brussels, Belgium, an MS in Aeronautics from the Massachusetts Institute of Technology (MIT), and an MBA from Harvard Business School. Age: 42.

RAOUF S. GHALI has been our President and a member of our board since August 2016 and our Chief Executive Officer since October 2018. Prior to that, he was Chief Operating Officer from January 2015 to October 2018, President of our Project Management Group (International) from January 2005 to January 2015, Senior Vice President in charge of project management operations in Europe, North Africa and the Middle East from 2001 to 2004, and Vice President from 1993 to 2001. Prior to joining us, he worked for Walt Disney Imagineering from 1988 to 1993. Mr. Ghali earned both a B.S. in business administration and economics and an M.S. in business organizational management from the University of LaVerne. Age: 56.

CONTINUING DIRECTORS — TERM EXPIRING IN 2019

CAMILLE S. ANDREWS has been a director since June 2009. Since 1998, Ms. Andrews has been an Associate Dean, and since 1996 a member of the faculty, of Rutgers University School of Law at Camden. From 2007 to 2015, Ms. Andrews served as Counsel to Context Capital Partners, a private equity firm. Between 1986 and 1996, Ms. Andrews was a Partner with the law firm of Dilworth Paxson LLP, and between 2006 and 2008, she was Of Counsel to that firm, with expertise in antitrust, securities, class actions, derivative and shareholder suits, and other complex litigation matters. Ms. Andrews earned a B.A. magna cum laude in rhetoric and communication from the University of Pittsburgh and a J.D. with honors from Rutgers University School of Law at Camden, where she served on the Law Review. She was a member of the Board of Trustees for the Leap Academy Charter School in Camden, NJ from 2000 to 2007 and has served on a number of charitable boards, including the Walnut Street Theater, ACYO Charitable Foundation (a subsidiary of The Goldman Sachs Group, Inc.), New Jersey Child Cares, and the Philadelphia Zoo Chairman's Council. She has also served on the New Jersey Supreme Court Committee on Judicial Education. Ms. Andrews is admitted to practice law in New Jersey, Pennsylvania and before the U.S. Supreme Court. Ms. Andrews offers a wealth of legal expertise in commercial matters and her service on the boards of other organizations provides cross-board experience. Age: 58.

CHARLES M. GILLMAN has been a director since August 2016. Mr. Gillman has been the owner and Executive Managing Director of IDWR Multifamily Investment Office since 2013. From 2001-2013 he served as a Portfolio Manager for Nadel and Gussman, a holding company with a number of business interests. He currently serves on the Board of the following public companies: Digirad Corporation, Novation Companies, Solitron, and Points International. Previously, he served on the Board of the following public companies: Aetrium, Inc., InfuSystem Holdings, Inc., PMFG Inc., On Track Innovations Ltd., MRV Communications Inc., Littlefield, Hooper Holmes, and Compumed Inc. Age: 47.

PAUL J. EVANS has been a director since August 2016 and served as our Interim Chief Executive Officer from May 2017 to September 2018. From 2012-2015 Mr. Evans served as Vice President, Chief Financial Officer and Treasurer of MYR Group, and President of MYR Real Estate Company. From 2010-2011, Mr. Evans was Chief Executive Officer of Conex Energy Corporation, a privately-held company that developed renewable energy projects. From 2002-2009 he served as Treasurer and Corporate Officer of NorthWestern Energy, a multi-state utility that provides electricity and natural gas. Prior to NorthWestern Energy, Mr. Evans held corporate operational finance positions at Duke Energy North America, NRG Energy, and McLane Company, Inc. Mr. Evans is a Certified Public Accountant and holds a B.B.A. in Accounting from Stephen F. Austin State University and Masters of International Management from Thunderbird School of Global Management. Age: 50.

DAVID SGRO has been our Chairman since October 2018 and a director since August 2016. Mr. Sgro is a Senior Managing Director of Crescendo Partners, L.P. and has held various positions at Crescendo Partners since May 2005. He is also a Managing Member and Head of Research for Jamarant Capital, a private investment fund. Mr. Sgro also serves as an officer and the Chairman of Allegro Merger Corp. (NASDAQ:ALGRU). Mr. Sgro has been a director and a former chairman of the audit committee of and Pangaea Logistics Solutions Ltd. (NASDAQ:PANL), since October 2014, and a director and chairman of the audit committee of BSM Technologies Inc., since June 2016. He was previously a director of NextDecade Corporation and Imvescor Restaurant Group Inc., a director, and chairman of the audit committee, of ComDev International, a director, and chairman of the audit committee of SAExploration Holdings, Inc. (NASDAQ:SAEX), a director of Bridgewater Systems, Inc., and a director of Primoris Services Corporation (NASDAQ:PRIM). Mr. Sgro also served as an officer and director of Harmony Merger Corp., from March 2015 until its merger with NextDecade in July

2017; Quartet Merger Corp., from October 2013 until its merger with Pangaea Logistics Solutions Ltd. in October 2014; and as an officer and director of Trio Merger Corp., from March 2011 until its merger with SAExploration Holdings in June 2013. Prior to joining Crescendo Partners, Mr. Sgro held analyst positions with Management Planning, Inc. and MPI Securities, Inc. Mr. Sgro is a Chartered Financial Analyst (CFA) Charterholder and holds a B.S. in Finance from The College of New Jersey and an M.B.A. from Columbia Business School. Age: 42

CONTINUING DIRECTORS — TERM EXPIRING IN 2020

JAMES CHADWICK has been a director since October 2018. Mr. Chadwick has served as a Director of Alternative Investments with Ancora Advisors, LLC since 2014. He has served on the board of seven public companies. Prior to joining Ancora, Mr. Chadwick was the Managing Director of the private equity firm Harlingwood Equity Partners, LLC. Before joining Harlingwood, Mr. Chadwick founded and managed two hedge funds, PCI Partners LLC and Monarch Activist Partners LP. Mr. Chadwick earned a BA from the University of California Los Angeles. Age: 45.

ALAN S. FELLHEIMER has been a director since June 2006. He has been Chairman of the Philadelphia law firm of Fellheimer & Eichen LLP since January 2006. He was Chairman of the Board of the Pennsylvania Business Bank, a state-chartered bank, from 1998, when he founded the bank, until 2008 when the bank was sold. He also served as the bank's President and Chief Executive Officer from 1998 until 2006. From 1991 to 1998, Mr. Fellheimer was a Partner in the Philadelphia law firm of Fellheimer Eichen Braverman & Kaskey. During 1990, he was a Partner with the Philadelphia law firm of Spector Gadon & Rosen, P.C. From 1985 to 1990, Mr. Fellheimer was Chairman and Chief Executive Officer of Equimark Corp., then a New York Stock Exchange-listed bank holding company. He currently serves as a member of the Board of Trustees and Executive Committee of Gratz College, an emeritus member of the Board of Trustees of the Pennsylvania Ballet, a member of the President's Advisory Board of Temple University and a member of the Dean's Advisory Board of the School of Social Policy & Practice of the University of Pennsylvania. Mr. Fellheimer is a Trustee of the Law Foundation of Temple University and a Past Master, Past High Priest and Trustee of the Grand Lodge of Pennsylvania, AF&AM. Mr. Fellheimer earned his A.B. in liberal arts and his J.D. summa cum laude from Temple University. He is a member of the New Jersey, New York and Pennsylvania bars. Mr. Fellheimer has significant banking expertise and brings to the Company experience in leadership positions with public and non-public entities. Age: 75.

CORPORATE GOVERNANCE

Pursuant to the Delaware General Corporation Law and the Company's Amended and Restated Bylaws, the Company's business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of the Company's business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. We currently have nine members on our Board.

During 2017, the Board held sixteen meetings and the committees held a total of sixteen meetings. Each director attended more than 75% of the total number of meetings of the Board of Directors and the Board committees of which he or she was a member during the period he or she served as a director in 2017. Although we do not have a policy requiring all directors to attend annual meetings of stockholders, we expect all directors to attend, absent extenuating circumstances. Each of our directors attended our 2017 Annual Meeting of Stockholders.

Board Leadership Structure

Our Amended and Restated Bylaws provide that we will have a Chairman who will chair Board meetings and perform such other duties as set forth in our Amended and Restated Bylaws or as otherwise assigned to him by our Board. The Chairman and Chief Executive Officer may be the same person; however, our Board may separate these two positions if it deems it to be in the best interests of our Company and our stockholders to do so. Presently, the Chairman and Chief Executive Officer positions are held by two different individuals.

Role of the Board in Risk Oversight

The Board as a whole has responsibility for risk oversight, with reviews of certain areas conducted by relevant Board committees that report on their findings to the Board. The oversight responsibility of the Board and the Board committees is facilitated by management reporting processes designed to provide information to the Board concerning the identification, assessment and management of critical risks and management's risk mitigation strategies and practices. These areas of focus include operational, economic, competitive, financial (including accounting, reporting, credit, liquidity and tax), legal, regulatory, compliance, environmental, political and strategic risks. The full Board (or the appropriate Board committee), in concert with the appropriate management within the Company, reviews management reports to formulate risk identification, risk management and risk mitigation strategies. When a Board committee initially reviews management reports, the Chairman of the relevant Board committee briefs the full Board on the specifics of the matter at the next Board meeting. This process enables the Board to coordinate the risk oversight role, particularly with respect to risks spanning more than one operational area. The Compensation Committee reviews compensation policies to ensure that they do not, among other things, encourage unnecessary or excessive risk-taking.

Corporate Governance Guidelines

The Corporate Governance Guidelines adopted by the Board, which include guidelines for determining director independence, are published on the Company's website at www.hillintl.com, in the "Investors" section, and are available in print to any stockholder upon request. That section of the website makes available the Company's corporate governance materials, including Board committee charters. Those materials are also available in print to any stockholder upon request.

Committees of the Board of Directors

During 2017, the Board had standing Audit, Compensation, and Governance and Nominating Committees. All members of each committee have been determined by the Board of Directors to be "independent" under applicable NYSE rules. In addition, the Board has determined that each member of the Audit Committee meets SEC independence requirements which require that members of the Audit Committee may not accept directly or indirectly any consulting, advisory or other compensatory fee from Hill or any of its subsidiaries other than their directors' compensation. The charter of each committee is available on our website at www.hillintl.com, in the "Investors" section.

Audit Committee

The Audit Committee currently consists of Brian W. Clymer (Chair), Alan S. Fellheimer and Charles M. Gillman. The Board has determined that each member of the Audit Committee is financially literate. The Board has also determined that Brian W. Clymer possesses accounting or related financial management expertise within the meaning of the NYSE listing standards and qualifies as an "audit committee financial expert," as defined by the rules of the SEC.

The Audit Committee assists the Board in fulfilling its oversight responsibilities by (a) reviewing the financial reports and other financial information provided by Hill to its stockholders, the SEC and others, (b) monitoring the Company's financial reporting processes and internal control systems, including the remediation of material weaknesses in internal control, (c) retaining Hill's independent registered public accounting firm, (d) overseeing the Company's independent registered public accounting firm and internal auditors and (e) monitoring the Company's compliance with its ethics policies and with applicable legal and regulatory requirements. The Audit Committee also reviews and approves any transactions between Hill and any related parties. During 2017, the Audit Committee met eight times. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act").

Compensation Committee

The Compensation Committee consists of Arnaud Ajdler (Chair), Alan S. Fellheimer and James Chadwick. Effective October 1, 2018, (i) Steven Curts resigned from the Board and was no longer a member of the Compensation Committee due to his resignation, (ii) David Sgro was no longer a member due to his election as Chairman of the Board, and (iii) Mr. Ajdler and Mr. Chadwick were appointed as members of the Compensation Committee. Each member of the Compensation Committee is a "non-employee director" as defined in Rule 16b-3 of the Exchange Act and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

The Compensation Committee oversees Hill's executive compensation programs. The Compensation Committee reviews and recommends to the Board for approval the compensation arrangements for all of the Company's executive officers. During 2017, the Compensation Committee met seven times. The processes of the Compensation Committee are described below in "Compensation Discussion & Analysis."

Governance and Nominating Committee

The Governance and Nominating Committee consists of Camille S. Andrews (Chair), James Chadwick and Charles M. Gillman. Effective October 1, 2018, (i) David Sgro was no longer a member of the Governance and Nominating Committee due to his election as Chairman of the Board and (ii) Mr. Chadwick was appointed as a member of the Governance and Nominating Committee. The Governance and Nominating Committee oversees matters relating to the evaluation and recommendation to the Board of the persons to be nominated for election as directors at any meeting of stockholders, and the persons to be appointed by the Board to fill any vacancy on the Board.

The Governance and Nominating Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background sought of Board members in the context of our business and the then-current membership on the Board. This assessment includes a consideration of independence, diversity, age, skills, experience, and industry backgrounds in the context of the needs of the Board and the Company, as well as the ability of current and prospective directors to devote sufficient time to performing their duties in an effective manner. Although the Company does not have a formal policy with respect to diversity standards, as a matter of practice, the Governance and Nominating Committee considers matters commonly viewed as matters of diversity in the context of the Board as a whole and, in its effort to select a Board that it believes will best serve the interests of the Company and its stockholders, takes into account the personal characteristics and experience of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives.

The Governance and Nominating Committee carefully considers all director candidates recommended by our stockholders, and the Governance and Nominating Committee does not and will not evaluate such candidate recommendations any differently from the way it evaluates other candidates. The Company's Amended and Restated Bylaws set forth minimum qualifications for an individual to serve as a director of the Company. These minimum qualifications provide that no person shall qualify for service or serve as a director of the Company: (a) unless such person is in compliance with all applicable laws and regulatory requirements to which the Company's directors may be subject in connection with such person's service as a director, (b) if such person has been convicted in, or entered a plea of nolo contendere with respect to, a criminal proceeding involving fraud, misappropriation or other similar charge during the ten years preceding the date of election, or if such person has been found responsible for or admitted responsibility for fraud, misappropriation or other similar charge in any governmental investigation or proceeding or other civil judicial proceeding during the ten years preceding the date of election, or if such person has been found responsible for or admitted responsibility for any material violation of any foreign, federal or state securities law or federal commodities law during the ten years preceding the date of election, (c) if such person has been convicted of, or entered a plea of nolo contendere with respect to, any felony, (d) if such person serves on the board of directors of more than three other public companies, (e) if such person is a director, officer or holder of more than a five percent (5%) equity interest, directly or indirectly, in a business that competes, directly or indirectly, with the Company, (f) if such person has made or makes any contribution or expenditure in connection with the election of any candidate for political office, including any contribution to any committee supporting such a candidate or to a political party, in any jurisdiction which results in the Company becoming ineligible to conduct its business or any portion thereof, or (g) if such person has ever been the subject of a filing of personal bankruptcy in any jurisdiction, either voluntarily or involuntarily (and in the case of an involuntary filing, if such filing was not dismissed within 60 days) during the ten years preceding the applicable date of election.

Any stockholder who wishes to recommend an individual as a potential nominee for election to the Board should submit such recommendation in writing by mail to Hill International, Inc., One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, Pennsylvania 19103, Attn: Chair of Governance and Nominating Committee, together with information regarding the experience, education and general background of the individual and a statement as to why the stockholder believes such individual to be an appropriate candidate for the Board of Directors of Hill. Such recommendation should be provided to Hill no later than the close of business on the 120th day prior to the one-year anniversary of the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting. During 2017, the Governance and Nominating Committee held one meeting.

Majority Voting in Uncontested Elections of Directors

In 2016, we adopted majority voting for uncontested elections of directors. Plurality voting continues to apply in contested elections. A contested election is one in which the number of nominees exceeds the number of directors to be elected, and other conditions are met. In an uncontested election, nominees will be elected directors if they receive a majority of the votes cast (i.e., the number of shares voted "for" a director must exceed the number of votes cast "withheld" from that director, without counting abstentions or broker non-votes); if a nominee is an incumbent director but is not elected, such director is required to tender his or her resignation to the Board promptly following the date of the certification of the election results. The Nominating and Governance Committee shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account the Nominating and Governance Committee's recommendation, and publicly disclose (by press release, filing with the SEC or other manner reasonably calculated to inform stockholders) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. In a contested election, the nominees who receive a plurality of the votes cast (i.e., more votes in favor of their election than other nominees) will be elected directors.

Communicating Concerns to Directors

The Company encourages all interested persons to communicate any concern that an officer, employee, director or representative of Hill may have engaged in illegal, dishonest or fraudulent activity, or may have violated Hill's Code of Ethics and Business Conduct. Such persons may report their concerns or other communications including suggestions or comments to the Board in one of the following ways: by mail sent to William H. Dengler, Jr., Corporate Secretary, at the Company's principal executive office: One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, Pennsylvania 19103; by telephone at (866) 352-2792; or by email addressed to hil@openboard.info. All such communications will be referred to Mr. Dengler who will circulate them to the members of the Board, or in the case of potential violations of the Code of Ethics and Business Conduct, to the Chairman of the Audit Committee. If the communication is directed to a particular director, Mr. Dengler will forward the communication to that director. The Board does not screen stockholder communications.

Code of Ethics

All directors, officers and employees of the Company are expected to act ethically at all times and in accordance with the policies comprising Hill's Code of Ethics and Business Conduct (the "Code") which is available on our website at www.hillintl.com, in the "Investor Relations" section, and is available in print to any stockholder upon request. Any waiver or any implicit waiver from a provision of the Code applicable to Hill's chief executive officer, chief financial officer, controller, or any amendment to the Code must be approved by the Board. We will disclose on our website amendments to, and, if any are granted, any such waiver of, the Code. Hill's Audit Committee is responsible for applying the Code to specific situations in which questions are presented to it and has the authority to interpret the Code in any particular situation. If, after investigating any potential breach of the Code reported to it, the Audit Committee determines (by majority decision) that a breach has occurred, it will inform the Board of Directors. Upon being notified that a breach has occurred, the Board (by majority decision) will take or authorize such disciplinary or preventive action as it deems appropriate, after consultation with the Audit Committee and/or the Company's General Counsel, up to and including dismissal or, in the event of criminal or other serious violations of law, notification of the SEC or other appropriate law enforcement authorities.

Director Independence

The standards applied by the Board in affirmatively determining whether a director is "independent," in compliance with the rules of the NYSE, generally provide that a director is not independent if:

  (1)
  the director is, or has been within the last three years, our employee, or an immediate family member (defined as including a person's spouse, parents, children, siblings, mothers-and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone, other than domestic employees, who shares such person's home), is, or has been within the last three years, one of our executive officers;

  (2)
  the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  (3)
  (a) the director is a current partner or employee of a firm that is our internal or external auditor; (b) the director has an immediate family member who is a current partner of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and who works on our audit; or (d) the director or an immediate family member was, within the last three years, a partner or employee of such a firm and personally worked on our audit within that time;

  (4)
  the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company's compensation committee; or

  (5)
  the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to or received payments from us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or two percent of such other company's consolidated gross revenues.

In addition to these objective standards, the Board of Directors has adopted a general standard, also in compliance with NYSE rules, to the effect that no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with us. In making this determination, the Board considers all relevant facts and circumstances regarding any transactions, relationships and arrangements between Hill and the director, and also between Hill and any company or organization with which the director is affiliated. The Board of Directors has determined that our current independent directors are Arnaud Ajdler, Camille S. Andrews, Brian W. Clymer, Alan S. Fellheimer, Charles M. Gillman, Craig L. Martin and David Sgro.

Involvement in Certain Legal Proceedings

Charles M. Gillman is subject to an SEC administrative order, dated February 14, 2017 (Securities Exchange Act Release No. 80038), relating to alleged violations of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules promulgated thereunder, including failing to disclose the members of a stockholder group, and further allegations that Mr. Gillman violated Section 16(a) of the Exchange Act and the rules promulgated thereunder, including failing to timely file initial statements of beneficial ownership on Form 3 and changes thereto on Form 4. Without admitting or denying any violations, Mr. Gillman agreed to cease and desist from committing or causing any violations of (i) Section 13(d) of the Exchange Act and Rules 13d-1 and 13d-2 promulgated thereunder and (ii) Section 16(a) of the Exchange Act and Rules 16a-2 and 16a-3 promulgated thereunder, and paid a $30,000 civil penalty to the SEC.

PROPOSAL 2 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Our stockholders have the opportunity to approve, on a nonbinding, advisory basis, the compensation of our named executive officers on an annual basis. This proposal gives our stockholders the ability to express their views on the compensation of our named executive officers as disclosed in this proxy statement.

In connection with this proposal, the Board of Directors encourages stockholders to review in detail the description of the compensation program for our named executive officers that is set forth in the section titled "Compensation Discussion and Analysis" below, as well as the information contained in the compensation tables and narrative discussion in this proxy statement.

As described in more detail in the Compensation Discussion and Analysis section, the guiding principle of our compensation philosophy is that pay should be linked to performance and that the interests of our executives and stockholders should be aligned. Our compensation program is designed to provide significant upside and downside potential depending on actual results as compared to predetermined measures of success. A significant portion of our named executive officers' total direct compensation is directly contingent upon achieving specific short- and longer-term results that are important to our long-term success and ultimately growth in stockholder value. We supplement our pay-for-performance program with a number of compensation policies that are aligned with the long-term interests of the Company and its stockholders.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as disclosed in this proxy statement by voting "FOR" the following resolution:

    "RESOLVED, that the shareholders of Hill International, Inc. approve, on an advisory basis, the compensation paid to Hill International's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Act of 1933, as amended, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion in Hill International's 2018 Proxy Statement."

The approval of a majority of shares represented in person or by proxy at the Annual Meeting is required to approve this proposal. Because your vote is advisory, it will not be binding on the Board of Directors, the Compensation Committee or the Company. The Compensation Committee, however, will review the voting results and take them into consideration when making future decisions regarding the compensation of our named executive officers.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

PRINCIPAL ACCOUNTING FEES AND SERVICES

EisnerAmper LLP ("EisnerAmper") served as the Company's independent registered public accounting firm for the fiscal years ended December 31, 2017 and 2016, however, as described below, the Company also engaged KPMG LLP to render services during the fiscal year ended December 31, 2017. The fees and expenses for services rendered in the past two fiscal years are set forth in the table below. The Audit Committee pre-approved all of these services.

Type of Fees (in thousands)	2017	2016

Audit Fees (1)	$4,824	$1,106
Audit — Related Fees (2)	—	121
Tax Fees (3)	—	89
All Other Fees (4)	25	—
Total Fees	$4,849	$1,316

(1)
Audit fees consist of fees billed and an estimate of fees to be billed for services for the audit of our financial statements and review of our financial statements included in our quarterly reports on Form 10-Q and services provided in connection with other statutory or regulatory filings. During 2017, audit fees also included amounts billed for services for the audit of the amended 10-Ks for the years ended December 31, 2014, 2015 and 2016 and amended 10-Qs for the periods ended March 31, 2017 and other services related to SEC matters. Of the total audit fees of $4,824, $3,923 was paid to EisnerAmper and $901 was paid to KPMG.
(2)
Audit-related fees consist of assurance and related services rendered by EisnerAmper and KPMG that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees. These services include consultation on accounting matters in foreign jurisdictions, due diligence related to mergers and acquisitions, consultation on financial accounting and reporting.

(3)
Tax fees consist of fees for professional service for tax advice and tax planning related to the Company's international operations.
(4)
These fees were paid to KPMG.

Change of Independent Public Accountants

On April 19, 2017, the Company dismissed EisnerAmper LLP ("EisnerAmper") as its independent registered public accounting firm. The decision to change independent registered public accounting firms was approved by the Audit Committee of the Company's Board of Directors. Such dismissal became effective upon completion by EisnerAmper of its review of the unaudited quarterly financial statements of Hill International, Inc. for the fiscal quarter ended March 31, 2017 and the filing of the related Quarterly Report on Form 10-Q with the SEC on May 10, 2017.

Also on April 19, 2017, after reviewing proposals from several accounting firms, including EisnerAmper, the Audit Committee of the Board of Directors of the Company selected KPMG LLP ("KPMG") to be appointed following the filing of the Form 10-Q related to the fiscal quarter ended March 31, 2017 to serve as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2017. During the two fiscal years ended December 31, 2016, and the subsequent interim period through March 31, 2017, the Company did not consult with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The audit report of EisnerAmper on the consolidated financial statements of Hill International, Inc. as of and for the years ended December 31, 2016 and 2015, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The audit report of EisnerAmper LLP on the effectiveness of internal control over financial reporting for the Company as of December 31, 2016 and 2015 did conclude that internal controls over financial reporting were not effective due to identified material weaknesses.

During the two fiscal years ended December 31, 2016, and the subsequent interim period through March 31, 2017, there were no: (1) disagreements with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that EisnerAmper advised the Company it agreed with the Company that certain deficiencies in the Company's internal control over financial reporting discussed with the Company during EisnerAmper's audits of the Company's consolidated financial statements for the years ended December 31, 2016 and 2015 constituted material weaknesses.

On March 28, 2018, the Company dismissed KPMG as its independent registered public accounting firm. The decision to change independent registered public accounting firms was approved by the Audit Committee of the Company's Board of Directors (the "Audit Committee"). Also on March 28, 2018, the Audit Committee entered into an agreement with EisnerAmper to serve as the Company's independent registered public accounting firm. Such dismissal and appointment reflects the Audit Committee's belief that EisnerAmper, who served as the Company's independent public accounting firm during the restatement, will be able to complete the restatement as well as the audit of the Company's 2017 financial statements as expeditiously as possible. The Company consulted with EisnerAmper regarding the application of accounting principles in conjunction with the original audit and the restatement; however, the Company did not consult with EisnerAmper regarding any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K other than those related to the restatement.

As disclosed in the Company's annual report on Form 10-K for the year ended December 31, 2017, management identified certain deficiencies that rose to the level of a material weakness related to (i) the estimation of the potential loss on the Company's accounts receivable, (ii) inadequate design or not having controls to accurately determine the Company's liability and ensure compliance with certain tax laws and employment regulations of the jurisdictions in which the Company operates, (iii) failure to maintain effective controls over the financial reporting process, including the application of relevant accounting standards due to an inappropriate complement of personnel with the necessary level of accounting knowledge, experience, and training in the application of US GAAP commensurate with its financial reporting requirements and the complexity of the Company's operations and transactions, (iv) failure to maintain effective controls over the accurate preparation, recording, and review of foreign currency related transactions in accordance with ASC 830, Foreign Currency Matters, (v) failure to maintain effective controls to ensure the accurate preparation and review of the cash flow statement in accordance with ASC 230, Statement of Cash Flows, (vi) failure to maintain effective policies, procedures, and controls to ensure that the revenue recognition accounting for certain customer contracts was performed in accordance with ASC 605-35, Revenue Recognition, and (vii) failure to maintain effective controls over its income tax provision and related balance sheet accounts (collectively, the "Material Weaknesses").

As a result of these Material Weaknesses, management concluded that, as of December 31, 2017, the Company's internal control over financial reporting was not effective.

The Audit Committee of the Company's Board of Directors discussed the Material Weaknesses with EisnerAmper.

The Company's management, with oversight from the Audit Committee of the Company's Board of Directors, is actively engaged in remediation efforts to address the Material Weaknesses. Management has taken and will take a number of actions to remediate the Material Weaknesses as are described in the Company's annual report on Form 10-K for the year ended December 31, 2017 which description is incorporated by reference herein.

When fully implemented and operational, the Company's management believes the Company's measures will remediate the Material Weaknesses identified and strengthen its internal control over financial reporting. The Company is committed to continuing to improve its internal control processes, and will continue to diligently and vigorously review its financial reporting controls and procedures. As the Company's management continues to evaluate and work to improve its internal control over financial reporting, the Company's management may determine to take additional measures to address the Material Weaknesses or determine to modify, or in appropriate circumstances not to complete, certain of the remediation measures described in the Company's annual report on Form 10-K for the year ended December 31, 2017.

Pre-Approval Policy of Audit Services and Permitted Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services and are pre-approved in one of two methods. Under the first method, the engagement to render the services would be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided (i) the policies and procedures are detailed as to the services to be performed, (ii) the Audit Committee is informed of each service, and (iii) such policies and procedures do not include delegation of the Audit Committee's responsibilities under the Exchange Act to the Company's management. Under the second method, the engagement to render the services would be presented to and pre-approved by the Audit Committee (subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). The Chairman of the Audit Committee will have the authority to grant pre-approvals of audit and permissible non-audit services by the independent auditors, provided that all pre-approvals by the Chairman must be presented to the full Audit Committee at its next scheduled meeting. The Company will provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent registered public accounting firm and to any consultants, experts or advisors engaged by the Audit Committee.

AUDIT COMMITTEE REPORT(1)

The Audit Committee oversees the Company's financial reporting process on behalf of, and reports to, the Board. The Audit Committee has oversight of: (a) the integrity of the Company's financial statements; (b) the Company's compliance with legal and regulatory requirements; (c) the qualifications and independence of the Company's registered independent public accounting firm; (d) the Company's systems of internal controls established for finance, accounting, legal compliance and ethics; (e) the performance of the Company's registered independent public accounting firm; and (f) the integrity of the financial reports and other financial information prepared by the Company for submission to any governmental or regulatory body or the public. A more complete description of the duties and responsibilities of the Audit Committee is set forth in the Audit Committee's charter, which has been adopted by the Board. A copy of the Audit Committee Charter can be found in the Company's website at www.hillintl.com, in the "Investors" section.

Management of the Company has the primary responsibility for the financial reporting process (including establishing and maintaining adequate internal financial controls), for preparing the consolidated financial statements in accordance with U. S. generally accepted accounting principles, and for the report on the Company's internal control over financial reporting. EisnerAmper, the Company's independent registered public accounting firm for 2017, is responsible for auditing those financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles and on the effectiveness of the Company's internal control over financial reporting.

The Audit Committee has reviewed and discussed with management and EisnerAmper the audited financial statements for the year ended December 31, 2017 and EisnerAmper's evaluation of the Company's internal control over financial reporting. The Audit Committee has discussed with EisnerAmper the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communication with the Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. EisnerAmper has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with EisnerAmper that firm's independence. The Audit Committee has reviewed and approved the compatibility of EisnerAmper providing both audit and non-audit services to the Company and its affiliates with EisnerAmper's independence. The Audit Committee has also reviewed and approved, among other things, the amount of fees paid to EisnerAmper for audit and non-audit services.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements for the year ended December 31,

1
NTD: Consider whether to reference material weaknesses in internal control or the remediation of those weaknesses.

2017 be included in the Company's Annual Report on Form 10-K for 2017 for filing with the Securities and Exchange Commission. This report is provided by the following independent directors, who comprise the Audit Committee:

Brian W. Clymer (Chairman)
Alan S. Fellheimer
Charles M. Gillman

PROPOSAL 3 — RATIFICATION OF EISNERAMPER LLC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018

On March 28, 2018, EisnerAmper LLP was engaged to audit the financial statements of the Company. The Board of Directors, upon recommendation of the Audit Committee, desires to continue the services of EisnerAmper LLP for the fiscal year ending December 31, 2018. Accordingly, the Board of Directors will recommend at the Annual Meeting that the stockholders ratify the appointment by the Board of Directors of EisnerAmper LLP to audit the financial statements of the Company for the current fiscal year ending December 31, 2018. Representatives of that firm are expected to be available at the Annual Meeting, shall have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Although ratification by stockholders is not required by our Amended and Restated Bylaws or applicable law, the Board of Directors has determined that requesting ratification by stockholders of its selection of EisnerAmper LLP as our independent registered public accounting firm is a matter of good corporate practice. In the event the stockholders do not ratify the appointment of EisnerAmper LLP, the appointment will be reconsidered by the Board of Directors. Even if the selection is ratified, the Board of Directors, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR
STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

EXECUTIVE COMPENSATION (IN DOLLARS)

Executive Summary

Our Compensation Philosophy and Guiding Principles

In support of our business and our long-term success, the Company's compensation program is designed to attract, motivate, reward and retain high-quality executives necessary to continually improve financial performance, achieve profitable growth and enhance stockholder value. To that end, our Compensation Committee (the "Committee") has developed a compensation philosophy designed to reflect the following principles:

  •
  There should be a strong link between pay and performance;

  •
  The interests of our executives should be aligned with those of our stockholders; and

  •
  Compensation programs should reinforce our business strategy, focus the executive team on priorities and ultimately drive growth in stockholder value.

Named Executive Officers for 2017

  •
  Paul Evans, Interim Chief Executive Officer;

  •
  Marco Martinez, Senior Vice President and Interim Chief Financial Officer;

  •
  Raouf S. Ghali, President and Chief Operating Officer;

  •
  J. Charles Levergood, Senior Vice President of Business Development (Americas);

  •
  David L. Richter, former Chief Executive Officer;

  •
  John Fanelli III, former Executive Vice President and Chief Financial Officer; and

  •
  Mohammed Al Rais, former Regional President (Middle East), Project Management Group.

Please note that Messrs. Richter, Fanelli, Al Rais, and Martinez are no longer employees of the Company, effective May 3, 2017, November 10, 2017, April 19, 2018, and October 17, 2018, respectively. Terms of the Separation Agreements with Mr. Richter and Mr. Fanelli are set forth in the sections titled "Change in Chief Executive Officer" and "Change in Chief Financial Officer." Additionally, effective October 1, 2018, the Board appointed Mr. Ghali as the Company's Chief Executive Officer and Mr. Evans returned to his service as a director of the Company.

Change in Chief Executive Officer

On May 2, 2017, David L. Richter resigned from his position as Chief Executive Officer and as a member of the Board of Directors of the Company, effective on May 3, 2017. In connection with Mr. Richter's resignation, the Company entered into a Separation Agreement which is described below in the section titled "Employment Agreement with our Former CEO."

Additionally, on May 3, 2017, Paul J. Evans was named Interim Chief Executive Officer of the Company. On May 10, 2017, the Board of Directors of the Company approved the following compensation terms for Mr. Evans:

  •
  A monthly base salary in the amount of $60,000;

    o
    A target incentive award at the rate of $50,000 per month of service (including any partial month), which will be paid to Mr. Evans at year end or upon completion of his service as Interim Chief Executive Officer and only upon the achievement of targets set by the Board based upon the following:

    o
    One third (1/3) based on the retention of key employees of the Company as determined by the Board of Directors.

    o
    One third (1/3) based on achieving a forecasted liquidity metric.

  •
  One third (1/3) based on achieving a cost savings annual run rate, excluding any one-time items.

  •
  A monthly grant of Company stock valued at $80,000 per month during Mr. Evans' term of service as Interim Chief Executive Officer and based on the closing price of the Company's common stock on the last trading day of the month. The aggregate number of shares granted to Mr. Evans will be delivered on the last day of Mr. Evans' service as Interim Chief Executive Officer and will be fully vested.

  •
  Mr. Evans shall receive a monthly living expense before tax allowance of $5,000 while serving as Interim Chief Executive Officer.

  •
  Mr. Evans shall be entitled to all benefits of employment provided to other employees of the Company in executive positions.

  •
  Mr. Evans shall not be entitled to receive compensation for serving on the Board of Directors of the Company while serving as the Interim Chief Executive Officer.

In determining the recommendation amounts and structure of Mr. Evans' compensation, the Compensation Committee relied upon information provided by its independent compensation consultant regarding the market median of the Company's peer group and made certain adjustments thereto.

Mr. Evans continues to serve as a member of the Board, but has stepped down from all standing Board committees during the term of his service as Interim Chief Executive Officer. Mr. Evans' Board and committee retainers were prorated for 2017 such that he was only paid such retainers for the portion of 2017 during which he was not serving as Interim Chief Executive Officer, and the amount of his annual director stock grant for 2017 was similarly prorated.

Effective October 1, 2018, the Board appointed Mr. Ghali as the Company's Chief Executive Officer and Mr. Evans returned to his service as a director of the Company.

Change in Chief Financial Officer

On November 10, 2017, John Fanelli, III notified the Company of his decision to retire and resign, effective on that day, as Executive Vice President and Chief Financial Officer. In connection with Mr. Fanelli's resignation, the Company entered into a Separation Agreement which is described below in the section titled "Employment Agreement with our Former CFO."

Effective as of Mr. Fanelli's resignation, Marco A. Martinez commenced serving as Senior Vice President and Interim Chief Financial Officer of the Company. Mr. Martinez received an annualized salary of $420,000 and was eligible to participate in bonus and long-term incentive programs beginning in 2018. Effective October 17, 2018, Mr. Martinez was no longer an employee of the Company.

Effective as of Mr. Martinez's resignation, Gregory Wolf commenced serving as Interim Chief Financial Officer of the Company and is expected to serve in such capacity until a permanent Chief Financial Officer is appointed.

2017 Performance-Based Bonuses (Cash)

In 2017, we adopted Annual Incentive Awards for our former CEO and our President and COO entirely based on achieving superior EPS results for the year with target annual incentive awards of $1,820,000 and $300,000, respectively. Target EPS performance was set based on projected revenue growth and related profit from continuing operations and in excess of the prior year's actual EPS results. The overall performance/payout range for 2017 was set as follows:

Level	EPS Performance (% of "Target Performance")	Payout (% of Target Pay Opportunity)

Below Threshold	<80%	0%
Threshold	80%	50%
Target	100%	100%
Superior	120%	150%
Maximum	140%	200%

For 2017, we set a target EPS of $0.30 per share, with a threshold of $0.24 per share. We fell short of the threshold and, consistent with our pay-for-performance philosophy, no bonuses were earned or paid to our former CEO and our President and COO related to 2017 performance.

Pursuant to the terms of his employment, our Interim CEO is eligible to receive a monthly fixed dollar amount of $50,000 which will be paid annually or upon the completion of Mr. Evans' service as Interim CEO and upon the achievement of targets set by the Board. For 2017, Mr. Evans' aggregate target amount was $425,159. Please refer to the section titled "Change in Chief Executive Officer" for information regarding the bonus incentive awards established for our Interim CEO.

We established a bonus pool for our executive officers, including our NEOs other than our COO and President, Interim CEO, Interim CFO, our former CEO and Mr. Levergood, which is equal to ten percent (10%) of the after-tax profit of the Company in 2017 to be distributed in proportion to each bonus pool participant's base salary. No bonuses were earned or paid from the 2017 bonus pool; however, the Company may pay discretionary bonuses related to 2017 but, at this time, no discretionary bonuses have been approved.

2017 Long-Term Incentive Awards (Equity)

The Long-Term Incentive Awards granted to our NEOs in 2017 were comprised of:

  •
  Our former CEO: was granted 100,000 stock options with a premium exercise price of $7.00, representing a 50.5% premium over the $4.65 closing price of our common stock on the date of grant.

  •
  Our President and COO: was granted 250,000 stock options having an exercise price of $4.65, the market price on the date of the grant.

  •
  Certain other named executive officers: were granted stock options for 97,561 shares having an exercise price of $4.65, the market price on the date of the grant.

We awarded the options described above on March 8, 2017 and each had a 5 year vesting schedule and 7 year term.

Please refer to the section titled "Change in Chief Executive Officer" for information regarding the long-term incentive awards established for our Interim CEO.

2017 Compensation Governance Practices

We are committed to executive compensation practices that drive performance and that align the interests of our leadership team with the interests of our stockholders. We have implemented many best practices with respect to the compensation of our NEOs including:

  1.
  Up to 68.4% of our executives' target compensation opportunity is related to short- and longer-term performance based upon and tied to pre-established performance goals and the performance of our share price;

  2.
  Total direct compensation opportunity for all of our NEOs is targeted at the market median, except for our former Chief Executive Officer, whose compensation was subject to an employment agreement entered into in 2014 (see the section titled "Executive Officer Compensation — Employment Agreement with Our Former CEO");

  3.
  Engaged an independent compensation consultant;

  4.
  Maintain a clawback policy covering both cash- and equity-based incentives;

  5.
  "Double-trigger" severance payments for executive officers requiring both a change of control and termination of employment; and

  6.
  Robust stock ownership guidelines (CEO at 6x salary).

Practices we avoid with respect to the compensation of our NEOs include:

  1.
  Limited perquisites provided to our executive officers;

  2.
  No excise tax gross-ups related to change-in-control severance benefits;

  3.
  No speculative trading of Company stock;

  4.
  No hedging transactions;

  5.
  No repricing of stock options; and

  6.
  No unapproved pledging of Company stock.

Shareholder Outreach

We conducted a nonbinding advisory vote on executive compensation at our 2017 Annual Meeting, which our stockholders voted should be held annually. At the 2017 Annual Meeting of Stockholders, 59.6% of the votes cast on the advisory vote on executive compensation proposal were in favor of our NEO compensation as disclosed in the 2017 proxy statement. The Committee reviewed these final vote results and determined that it should continue its review of our executive compensation programs to align with Company and stock price performance to meet shareholder expectations.

We expect to continue meeting with many of our stockholders regarding executive and Board compensation throughout 2018 to gather feedback and discuss further possible changes as we continue our strategic review of our compensation programs.

Investor Questions	Our Responses

Why don't we use Total Stockholder Return ("TSR") or other relative performance metrics in our executive compensation program?	While the Committee considers our overall performance relative to external markets when making compensation decisions, the Board believes it is more effective to focus our executives on achieving improvements in our own results rather than to pay them primarily based on how other companies perform.

Further, administration of a relative performance plan requires that we identify a peer group of sufficient size and of appropriately comparable companies. For a number of reasons, including our size, our significant international operations and our portfolio of focused services, there are too few companies to construct what we believe to be a viable performance peer group.

For these reasons, and as explained more fully below, the Committee believes that the best approach for the Company is to tie our executive compensation to performance metrics that are aligned with our strategy, that can be directly impacted by our executives, and that promote growth in stockholder value over the long term.

Why do we target executive compensation at the 50th percentile of peer companies?	The Committee's compensation philosophy is to target aggregate total compensation opportunity of all executive officers at the market median. We believe that this market median philosophy is aligned with compensation governance best practices and still provides us with sufficient flexibility to reward our leaders.

Actions Related to 2018 Executive and Board Compensation

In addition to the significant actions taken in 2017, the Committee implemented a number of additional decisions for 2018 executive compensation based on the Company's performance in 2017 and stockholder feedback. These decisions were as follows:

  1.
  No salary increases for NEOs in 2018.

  2.
  Established a bonus program for our NEOs that is tied to achieving a balance of metrics aligned with our 2018 financial and strategic priorities: (i) Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") performance; (ii) an increase in sales over 2018 budgeted amounts; and (iii) retention of certain key employees (additional details are provided in Part 3 of the Compensation Discussion and Analysis below). No bonus payout for a metric less than 80% of its respective target.

  3.
  Granted long-term incentive awards in the form of a fixed cash value to each of our NEOs, other than our Interim CEO, which will convert into restricted stock based upon the closing trade price on the date the Company becomes current on its SEC periodic reporting obligations (additional details are provided in Part 3 of the Compensation Discussion and Analysis below and see the section entitled "Change in Chief Executive Officer" for further details regarding Mr. Evans' long-term incentive compensation).

  4.
  No change to the compensation paid to our non-employee directors.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses our executive compensation programs for 2017, the compensation decisions made under those programs and the factors that were considered by the Committee in making those decisions. It focuses on the compensation for each of our NEOs for 2017.

This Compensation Discussion and Analysis is divided into three parts:

    Part 1 discusses our compensation practices and the compensation decisions for our NEOs.

    Part 2 discusses our compensation framework in more detail, including how we apply our compensation philosophy and determine competitive positioning of our executive compensation and other policies.

    Part 3 discusses certain actions taken by the Committee in 2017 regarding compensation decisions for our NEOs.

Part 1 — Compensation Governance Practices and Decisions

2017 Compensation Governance Practices

We are committed to executive compensation practices that drive performance and that align the interests of our leadership team with the interests of our stockholders. We are considering the appropriateness of these and other policies and practices as part of our comprehensive executive compensation strategic review. Below is a summary of best practices that we have implemented and practices we avoid with respect to the compensation of our NEOs.

What We Do	What We Avoid

Pay for Performance — A significant portion of the compensation paid to our NEOs is related to performance and tied to pre-established performance goals and stock price aligned with our short- and long-term objectives.	Excessive Perquisites — We provide very limited perquisites to our NEOs, other than our former CEO.

Target Market Median — Our compensation philosophy targets NEO total direct compensation opportunity that is competitive with the companies with which we compete for executive talent.	No Speculative Trading — Board members and executive officers are prohibited from short-selling our stock and buying or selling puts and calls on our stock.

Independent Compensation Consultant — The Committee engages an independent outside compensation consultant on a regular basis.	No Hedging — Board members and officers are prohibited from engaging in hedging transactions that could eliminate or limit the risks and rewards of owning our stock.

Clawback — The Committee may cancel or recover any cash- or equity-based incentive compensation based on achievement of specified financial results that are the subject of a subsequent restatement. We will seek repayment of any amount determined to have been inappropriately received due to mathematical errors, fraud, misconduct or gross negligence.	No Repricing of Options/SARs — Our shareholder approved 2017 Equity Compensation Plan does not allow for the repricing of stock options/SARs without stockholder approval, and we have never repriced any stock option grants.

Robust Stock Ownership Guidelines — We require our directors and officers, including our NEOs to own multiples of their current base salary or annual cash retainer, as applicable. Our CEO is required to have six times (6x) his annual salary and our directors are each required to have three times (3x) their annual salary.	No Unapproved Pledging of Hill Stock — The Company's insider trading policy prohibits pledging of Hill stock without review and prior approval by the Board. There are no current or open pledges of Hill stock by our current NEOs.

Severance Payments Require Double-Trigger — The Company's 2015 Senior Executive Retention Plan and its 2016 Executive Retention Plan provide change in control severance benefits only upon a double-trigger (change in control and termination of employment).

2017 Executive Compensation Elements

The following chart summarizes the key features of each element of our executive compensation program: cash (salary and annual bonus); equity (long-term incentive); retirement (401(k) Plan); and

other compensation (perquisites). Each type is discussed in detail in the remainder of this Compensation Discussion and Analysis and the accompanying tables.

Element	Type	Key Features

Cash	Salary

•

Fixed amount of compensation based on experience, contribution and responsibilities.

•

Salaries reviewed annually and adjusted based on market practice, individual responsibility, performance and contribution, length of service and other internal factors including contractual obligations.

Annual Incentive Award

•

For 2017, payouts could vary from 50% to 200% of the targeted amount and performance was assessed entirely on EPS. For 2018, payouts can vary from 50% to 200% of certain components of the targeted metrics. For both 2017 and 2018, no annual bonus is awarded if less than 80% of a target is achieved. In 2017, only our former CEO and our President and COO were eligible for an award however neither were paid an award based on 2017 performance.

Bonus Pool

•

For NEOs other than our former CEO, President and COO, interim CEO and interim CFO, established a bonus pool which is equal to ten percent (10%) of the after-tax profit of the Company in 2017 to be distributed in proportion to each bonus pool participant's base salary. No bonus pool awards were paid for 2017 performance however, the Company may pay discretionary bonuses related to 2017 but, at this time, no discretionary bonuses have been approved.

Element	Type	Key Features

Long-Term (Equity) Incentive Compensation	Stock Options	Restricted Stock

•

Former CEO: premium priced options with an exercise price set at a 50.5% premium over the closing price on the date of grant.

•

Other NEOs, other than Interim CEO and Interim CFO: grant of "at market" options with an exercise price set at the closing price on the date of grant.

•

Stock option awards vest over five years and expire seven years from the grant date.

•

Interim CEO: under the terms of his employment agreement, entitled to $80,000 worth of Company stock based on the closing price of the Company's common stock on the last trading day of the month for each month of his service.

Retirement	401(k) Plan

•

Qualified 401(k) plan offered to all U.S. employees that provides participants the opportunity to defer taxation on a portion of their income, up to code limits, and receive a 50% Company matching contribution up to 2% of the employee's salary.

Other	Perquisites

•

Perquisites are generally limited to benefits available to all employees of the Company, including the option to be paid in cash for vacation, sick days and/or personal days not taken. In addition, our former CEO's employment agreement entitled him to receive two automobiles for his use.

Summary of Key 2017 Compensation Decisions

The following highlights the Committee's key compensation decisions for 2017, as reported in the section below titled "Executive Officer Compensation — Summary Compensation Table."

Interim CEO Compensation

On May 3, 2017, Paul J. Evans was named Interim CEO of the Company. On May 10, 2017, the Board of Directors of the Company approved the following compensation terms for Mr. Evans:

  •
  A monthly base salary in the amount of $60,000.

  •
  A target incentive award at the rate of $50,000 per month of service (including any partial month), which will be paid to Mr. Evans at year ends or upon completion of his service as Interim Chief Executive Officer and only upon the achievement of targets set by the Board based upon the following:

    o
    One third (1/3) based on the retention of key employees of the Company as measured on the last day of Mr. Evans' service as Interim Chief Executive Officer.

    o
    One third (1/3) based on achieving a forecasted liquidity metric.

    o
    One third (1/3) based on achieving a cost savings annual run rate, excluding any one-time items.

  •
  A monthly grant of Company stock valued at $80,000 per month during Mr. Evans' term of service as Interim Chief Executive Officer. At the end of each month during such period, Mr. Evans will be entitled to $80,000 worth of Company stock based on the closing price of the Company's common stock on the last trading day of the month. The aggregate number of shares earned by Mr. Evans will be delivered on the last day of Mr. Evans' service as Interim Chief Executive Officer.

  •
  Mr. Evans shall receive a monthly living expense before tax allowance of $5,000 while serving as Interim Chief Executive Officer.

  •
  Mr. Evans shall be entitled to all benefits of employment provided to other employees of the Company in executive positions.

President and COO Compensation

On August 18, 2016, we entered into an employment agreement with our President and COO, Raouf S. Ghali, for a term of five years. Under this agreement, Mr. Ghali is to receive a base salary to be reviewed annually by the Committee. Mr. Ghali's 2017 compensation opportunity was set as follows:

  •
  Annual base salary was set at $1,135,000 per annum;

  •
  Annual bonus target award opportunity was set at $300,000;

  •
  Long-term (equity) incentive established as 250,000 stock options (market-priced) with a fair value at the grant date of $512,500.

Interim CFO Compensation

On November 10, 2017, Marco A. Martinez was named Interim CFO of the Company. The Board set Mr. Martinez's annual base salary at $420,000 per annum and he is eligible to participate in bonus and long-term incentive programs beginning in 2018.

Former CEO Compensation

On December 31, 2014, David Richter became our CEO and the Company entered into an employment agreement with him at that time. His employment agreement establishes his total direct compensation ("TDC") opportunity, consisting of base salary and annual and long-term incentive opportunities which, in the aggregate, must be not less than the 75th percentile of CEOs in our Selected Peer Group (as defined in Part 2 of the Compensation Discussion and Analysis below). Mr. Richter's 2017 compensation opportunity was set as follows:

  •
  Annual base salary was set at $1,545,000;

  •
  Annual bonus target award opportunity was set at $1,820,000; and

  •
  Long-term (equity) incentive established as 100,000 premium priced stock options with a fair value at the grant date of $163,000 with a premium price set at 50.5% above the fair market value closing price of Hill stock on the date of the grant.

As of May 3, 2017, Mr. Richter is no longer an employee of the Company. Pursuant to the terms of the Separation Agreement with Mr. Richter, the Company agreed, among other things, to pay Mr. Richter $3,300,000 in three annual payments of $1,100,000. Upon execution of the Separation Agreement, the Company is no longer obligated to provide any compensation or benefits to Mr. Richter under his prior employment agreement other than as set forth in the Separation Agreement. For further information regarding the Separation Agreement, please see the section entitled "Employment Agreement with Our Former CEO."

Compensation of Other NEOs

For the other NEOs, the Committee made no adjustment to their respective salaries for 2017, established a bonus pool (as detailed below) and, for Messrs. Al Rais and Fanelli, established long-term (equity) incentive comprised of market-priced stock options with an aggregate fair value at the grant date of $200,000 each.

In 2017, the Board established a discretionary bonus pool for our executive officers, including our other NEOs, which is equal to ten percent (10%) of the after-tax profit of the Company in 2017 to be distributed in proportion to each bonus pool participant's base salary. Our Interim CEO and our President and COO only have the option to award either 100% of the participant's entitled proportion of the bonus pool or award no bonus to the participant. If our Interim CEO and our President and COO determine that a participant in the bonus pool will not receive a bonus, their potential share is removed from the pool, i.e., it is not shared among remaining participants. Given Hill's 2017 performance results, no bonus pool payments were made to any participant in the bonus pool; however, the Company may pay discretionary bonuses related to 2017 but, at this time, no discretionary bonuses have been approved.

 2017 NEO Base Salaries, Annual Incentive Target and Long-Term Incentive Expected Value

Name	Base Salary (1)	Bonus Target Opportunity (2)	Bonus Target Opportunity as % of Salary	Long-Term Incentive Expected Value (3)	Total Target Direct Compensation (4)

Paul Evans	$720,000	$600,000	83.3%	$960,000	$2,280,000
Marco A. Martinez	420,000	—	—	—	420,000
David L. Richter	1,545,000	1,820,000	117.8%	163,000	3,528,000
John Fanelli III	465,000	—	—	200,000	665,000
Raouf S. Ghali	1,135,000	300,000	26.4%	512,500	1,947,500
Mohammed Al Rais	726,850	—	—	200,000	926,850
J. Charles Levergood	510,000	200,000	—	—	710,000

(1)
Except as noted, all base salaries effective as of January 1, 2017. Mr. Evans' base salary is $60,000 per month which has been annualized in the above table. Mr. Martinez became our Interim CFO on November 10, 2017 and his base salary in the above table reflects an annualized amount.
(2)
The Board established a monthly $50,000 incentive award for Mr. Evans which has been annualized in the above table; additional details on such incentive award can be found in the section above titled "Change in Chief Executive Officer." Messrs. Fanelli and Al Rais were participants in a bonus pool which would be distributed based upon a proportion of each bonus pool participant's base salary; such bonus payment is excluded from the above table. Under the terms of his employment agreement, Mr. Levergood is eligible to receive (i) a $100,000 bonus related to sales generated by Mr. Levergood and (ii) a $100,000 bonus related to actual revenues exceeding budgeted amounts.
(3)
The Board established a monthly grant of Company stock valued at $80,000 per month for Mr. Evans which has been annualized in the above table; additional details on such incentive award can be found in the section above titled "Change in Chief Executive Officer." Other than Mr. Evans, the expected fair value of the long-term incentive award was based on the closing price of the Company's common stock of $4.65 per share on March 8, 2017. For the assumptions made in determining grant date fair values, refer to Note 11 to the consolidated financial statements included in this Annual Report on Form 10-K.
(4)
Total target direct compensation consists of base salary, annual incentive bonus target and long-term equity award expected value.

Annual Incentive Plans — Criteria and Rationale

Plan	Participants	Performance Assessment

Interim CEO Bonus Plan	Evans	Key employee retention, liquidity, cost savings

TAIA	Richter, Ghali	EPS

Discretionary Bonus	Fanelli, Al Rais	Discretionary

Executive Leadership Sales Incentive	Levergood	Personal sales and revenue vs. budget

1.    Interim CEO Bonus Plan

The target incentive award for our Interim CEO is set at a monthly fixed dollar amount of $50,000 and will be paid upon the achievement of targets set by the Board annually or upon the completion of Mr. Evans' service as Interim CEO. For additional details regarding the targets set for Mr. Evans, see the section titled "Change in Chief Executive Officer."

2.    Target Annual Incentive Awards ("TAIA")

Only our former CEO and President and COO were eligible to receive TAIA.

In 2017, as in past years, the Committee evaluated the choice of the TAIA financial measure(s) using the following principles:

  •
  Metrics that support achievement of an annual Board-approved budget;

  •
  Metrics that support profitable growth while preserving cash for longer-term investment;

  •
  Metrics that are clearly understood and can be affected by the performance of our executives and employees;

  •
  Metrics that are consistent with market practice and commonly used by analysts in assessing our performance; and

  •
  Metrics that over time, are consistent with the creation of long-term shareholder value.

Following this review, the Committee concluded that the continued use of EPS for 2017 was an appropriate and comprehensive measure of income and provides an emphasis on profitable growth while focusing managers on expense control.

Target Setting

The 2017 target annual incentive awards for our former CEO and our President and COO were set as a fixed dollar amount ($1,820,000 and $300,000, respectively). Target awards are reviewed annually to ensure alignment with our compensation philosophy.

Variances from these target payout values are based upon Company performance against the pre-established EPS goals. The performance/payout relationship around targeted performance levels was set at the beginning of the performance year and reflected our expectation for the year that management should strive to achieve our plan and be held accountable with lower than target payouts if performance fell below plan.

Our 2017 plan used the following performance and payout relationship:

Level	EPS Performance (% of "Target Performance")	Payout (% of Target Pay Opportunity)

Below Threshold	<80%	0%
Threshold	80%	50%
Target	100%	100%
Superior	120%	150%
Maximum	140%	200%

Financial Results for TAIA Purposes

The Committee set the TAIA target based on its evaluation of the budget-based amount and its assessment that the target contained a sufficient degree of "stretch." This target, actual 2017 performance and 2017 TAIA bonus payouts for our NEOs are shown in the tables below.

2017 TAIA Performance Metrics, Weight and Achievement

		Financial Objectives

Metric	Metric Weight	Threshold	Target	Maximum	2017 EPS (GAAP)	Adjusted EPS for TAIA (2)
EPS (1)	100%	$0.24	$0.30	$0.42	$0.52	$(0.44)

(1)
EPS for annual incentive purposes is based on diluted earnings per common share attributable to Hill International, Inc.
(2)
The 2017 results include $0.96 per share related to the gain on disposal of discontinued operations which has been excluded for TAIA performance measurement purposes.

2017 TAIA Threshold, Target, Maximum and Actual Payouts

Name	2017 Target Award	2017 Threshold Award (50% of Target Award)	2017 Maximum Award (200% of Target Award)	Bonus Payout Factor	2017 TAIA Award

David L. Richter (1)	$1,820,000	$910,000	$3,640,000	0.0%	Not Applicable
Raouf S. Ghali	300,000	150,000	600,000	0.0%	$0

(1)
As of May 3, 2017, Mr. Richter is no longer an employee of the Company and was not eligible to receive a TAIA award for 2017.

3.    Discretionary Bonus Pool for Other NEOs

For our other NEOs, the Board established a bonus pool. See the section titled "Compensation of other NEOs" for additional details regarding the bonus pool.

4.    Executive Leadership Sales Incentive

Mr. Levergood is eligible to receive a bonus based on generating new sales for the Company: for every $1,000,000 of expected consulting fee revenue generated by Mr. Levergood in a calendar year, Mr. Levergood will receive a $2,000 bonus, up to a maximum of $100,000. For 2017, Mr. Levergood earned $100,000 related to this incentive. Mr. Levergood was also eligible to receive an additional bonus of $100,000 in the event that the Company achieves or exceeds its annual sales target.

Our Long-Term Equity Incentive Program

Plan Criteria and Rationale

Long-term incentive compensation for all our executive officers, including our NEOs, is entirely equity-based. Historically, we have delivered this compensation opportunity through the use of stock options.

Stock option awards are used to complement the TAIA financial metric focus and other annual incentive plan performance assessments by aligning the team around actions that will promote the long-term growth of our share price. Historically, our options also have a five-year vesting schedule in order to promote retention of our leaders.

In this way, the combination of our annual incentive plan and long-term equity awards balance the focus of our team in a coordinated way around short-term financial, strategic and longer-term share price performance, both of which are directly linked to value creation for stockholders.

Equity Award Grant Practices

The Committee's equity-based awards policy contains rules on determining the grant date of equity awards and the exercise price of any stock options, which must be at least equal to the fair market value of our stock on the grant date.

2017 Long-Term Equity Awards

In 2017, certain of our NEOs received a grant of equity-based incentives.

The value and form of each award was determined by the Committee after considering company performance, individual impact on our financial results, market norms and relative duties and responsibilities. The value of the grants made during 2017 to our NEOs are shown in the following table.

 2017 Long-Term Equity Award Value

Name	Number of Shares Granted or Underlying Stock Options (1)	Aggregate Grant Date Fair Value of Stock Grant or Stock Options (2)	Percentage of TDC (3)

Paul Evans	125,045	$640,000	28.1%
Marco A. Martinez	—	—	—
Raouf S. Ghali	250,000	512,500	26.3%
J. Charles Levergood	—	—	—
David L. Richter	100,000	163,000	4.6%
John Fanelli III	97,561	200,000	30.1%
Mohammed Al Rais	97,561	200,000	17.4%

(1)
For Mr. Evans, the Board established a monthly grant of stock valued at $80,000 per month upon the completion of each month of service as Interim CEO. Amount reflects aggregate number of shares granted during 2017 to Mr. Evans under this agreement. For other executives, amounts reflect the number of stock options granted in 2017.
(2)
For Mr. Evans, the Board established a monthly grant of stock options valued at $80,000 per month which has been annualized in the above table; additional details on such incentive award can be found in the section above titled "Change in Chief Executive Officer." Other than Mr. Evans, the expected fair value of the stock options was based on the closing price of the Company's common stock of $4.65 per share on March 8, 2017. For the assumptions made in determining grant date fair values, refer to Note 11 to the consolidated financial statements included in this Annual Report on Form 10-K.
(3)
TDC consists of base salary and annual and long-term incentive opportunities.

Part 2 — Compensation Framework

Compensation Philosophy and Objectives

Our compensation philosophy is to provide competitive executive officer pay opportunities tied to our short-term and long-term success. This overriding pay-for-performance approach enables us to attract, motivate and retain the type of executive leadership that will help us achieve our strategic objectives and realize increased stockholder value. To reach these goals, we have adopted the following program objectives:

  •
  Link management compensation with the interests and experience of stockholders.

  •
  Support achievement of operating performance, strategic objectives and share price growth through variable compensation programs.

  •
  Provide compensation opportunities that are consistent with each executive's responsibilities, experience and performance.

  •
  Design compensation incentive programs that promote a sensible risk/reward balance, and that do not encourage unnecessary or unreasonable risk-taking.

Applying our Compensation Philosophy

We apply our compensation philosophy and objectives as follows:

Compensation Component	Objectives

Base Salary	Fair and competitive compensation to attract, retain and reward executive officers by providing a fixed level of cash compensation tied to experience, skills and capability relative to the market.

Annual Incentive (Non-Equity) Award	Cash bonus aligns executives with annual goals and objectives.

Creates direct link to annual financial and operational performance.

Provides the opportunity for NEOs to receive market-competitive total cash compensation when commensurate with performance.

Long-Term Incentive Award	Aligns executive officers' interests with those of stockholders by linking compensation with corporate performance that will lead to increased share price for our stockholders.

Retains and provides incentives to executive officers through multi-year vesting and holding periods.

Promotes a sensible balance of risk and reward, without encouraging unnecessary or unreasonable risk-taking.

Provides the opportunity for NEOs to receive market-competitive TDC when commensurate with performance

Change in Control Severance Plan	Minimizes distractions and personal financial uncertainty created by a pending or threatened change in control by providing compensation and benefit arrangements for NEOs who do not have an employment agreement upon termination due to a change in control.

401 (k) Plan	Attracts and retains U.S. executives by providing a level of retirement investment in a tax-efficient manner.

Employee Stock Purchase Plan	Attracts, retains and aligns executives with stockholders by providing an opportunity to be compensated through the benefits of stock ownership and to acquire an interest in the Company.

Competitive Positioning

In support of our compensation philosophy, we target the compensation values consistent with the markets with which we compete for executive talent, capital and business. For our former CEO, this market is defined as our Selected Peer Group as defined in his employment agreement. As our former CEO was no longer an employee of the Company, effective May 3, 2017, the Committee did not re-evaluate the composition of the Selected Peer Group in 2017.

For NEOs other than our former CEO, the Committee references broader survey sources reflecting the practices of other companies of comparable size, scope and complexity, with which we compete for talent and as recommended by our independent compensation consultant. This approach provides the Committee with decision-quality data and context used in the review of competitive pay practices, design approaches and for pay-for-performance comparisons.

Setting Compensation Targets and Performance Goals

The Committee annually reviews the total compensation opportunity of each executive officer-i.e., cash compensation (salary and target annual incentive opportunity) and long-term equity compensation (target long-term equity value).

The Committee, with input from its independent consultant, then sets the executive's compensation target for the current year. Salary adjustments, if any, typically become effective as of January 1 of each year or upon a promotion. The compensation proposal for our former and interim CEOs and our President and COO is reviewed with and ratified by the independent directors of the Board in executive session.

In making its decisions, the Committee uses several resources and tools, including competitive market information and peer group compensation trends, broader survey sources, the larger executive compensation environment, governance norms and expectations and shareholder feedback.

For 2017, the Committee set target performance levels for the financial objectives used in the Interim CEO Bonus Plan and TAIA and concluded that there was an appropriate correlation between payout and performance levels (at target, threshold and maximum) in light of the business environment, risks associated with achieving our five-year strategic plan and other factors.

Evaluating Performance

For our eligible NEOs, performance determination under the TAIA and our Bonus Pool was 100% based on financial metrics. The Committee also considers competitive market norms in making final compensation decisions.

Role of the Compensation Committee and Management

The Committee reviews all of our compensation and benefit programs. As part of its review of these programs, the Committee evaluates the competitiveness of compensation and benefits packages offered to our named executive officers and other executive officers. In addition, the Committee reviews and approves our corporate incentives, goals and performance objectives as well as the incentives, goals and performance objectives we establish for individuals under our compensation and benefit programs. The Committee evaluates the level of achievement of the corporate incentives, goals and performance objectives set for individuals and, based on the level of achievement, approves any awards dependent on these criteria under our compensation and benefit programs.

Consistent with prior years, as part of the executive compensation decisions made in 2017, our former Chief Executive Officer and our President and Chief Operating Officer made recommendations to the Committee regarding the levels and elements of compensation for the named executive officers, other than themselves, as well as for other executive officers of the Company. The Committee also received a compensation analysis regarding our senior executive officers, including our NEOs, from its compensation consultant, Pay Governance LLC, an executive compensation advisory firm. After considering the analysis prepared by Pay Governance LLC and the recommendations of our former Chief Executive Officer and our President and Chief Operating Officer, the Committee determined its recommendations to the Board for the Board's approval of the compensation for our NEOs. In determining its recommendations to the Board, the Committee relied considerably on assessments by our former Chief Executive Officer and our President and Chief Operating Officer of the performance and contribution of the other named executive officers and utilized the advice of Pay Governance LLC primarily as an effective "market check" designed to assure that compensation for the other named executive officers would be appropriate in view of other compensation packages that may be offered by the Company's peers and other prospective employers of these executives.

Post-Employment Compensation Arrangements

Termination Payments

In the event of a change in control, we provide certain senior executive officers with benefits upon termination in various circumstances under our 2015 Senior Executive Retention Plan (the "2015 Retention Plan") and under our 2016 Executive Retention Plan (the "2016 Retention Plan" and, collectively with the 2015 Retention Plan, the "Retention Plans"). The Retention Plans provide change in control severance benefits only upon the occurrence of a "double-trigger" (change in control and termination of employment). Generally, the benefits under the 2015 Retention Plan provide for one year of salary and benefits continuation; the benefits under our 2016 Retention Plan provide for two years of salary upon termination following a change in control. As of December 31, 2017, Messrs. Al Rais and Ghali were eligible to receive benefits under the 2015 Retention Plan, however Mr. Ghali has an employment agreement (described below) which provides for increased compensatory benefits to Mr. Ghali in certain situations and, accordingly, Mr. Ghali may not receive benefits under the 2015 Retention Plan if his employment agreement provides payment in such situation. As of December 31, 2017, Mr. Al Rais was eligible to receive benefits under the 2016 Retention Plan.

Under his employment agreement, Mr. Ghali is eligible to receive certain benefits if (i) his employment is terminated by the Company without cause, (ii) he terminates his employment for good reason or (iii) he terminates his employment within two years of a change in control of the Company. Generally, these benefits provide for the payment of a lump sum of $2,270,000 (two times his 2017 salary) upon termination.

Messrs. Richter, Fanelli, Al Rais, and Martinez are no longer employees of the Company, effective May 3, 2017, November 10, 2017, April 19, 2018, and October 17, 2018, respectively. We detail the compensation estimated to be paid to our NEOs under various termination circumstances as of December 31, 2017 in the section below titled "Executive Officer Compensation — Potential Payments Upon Termination or Change in Control."

Other Compensation Policies

Personal Benefits

We provide our NEOs with other benefits that we believe are reasonable and competitive so that we may attract and retain talented senior executives. In total, they represent a small percentage of each NEO's overall compensation and generally are identical to the benefits provided to all other Hill employees.

Policy on Hedging and Pledging

Our insider trading policy contains restrictions on certain transactions in Company stock by executive officers and directors. All trades by executive officers and directors must be pre-cleared. The executive officers and directors are prohibited from any trading in puts or calls, from engaging in short sales of Company stock or from hedging Company stock. Making pledges of Company stock or using it as loan collateral or as part of a margin account in the future is prohibited unless expressly approved by the Board.

Risk Considerations in Our Compensation Programs

The Committee has reviewed our compensation policies and practices for the Company's executive officers and concluded that any risks arising from these policies and programs are not reasonably likely to have a material adverse effect. The Committee believes that the mix and design of the elements of our compensation program combined with risk-mitigating features and policies such as stock ownership guidelines and appropriate oversight and governance are appropriate and encourage executive officers and key employees to strive to achieve goals that benefit the Company and our stockholders over the long term. Our compensation policies and procedures are applied uniformly to all eligible participants and when viewed in aggregate, our programs provide sufficient safeguards, balance and governance that does not encourage excessive risk-taking by our employees.

Part 3 — 2018 Compensation Committee Actions

2018 Committee Actions

The Committee continues the process of reviewing the Company's compensation philosophy and evaluating the design and performance of our executive compensation programs to ensure we have a program that aligns with governance and market best practices to the fullest extent possible while ensuring it is structured to best support achievement of our business strategy and human capital needs. As a result of this ongoing review and evaluation, the Committee has already taken the following actions at this point in 2018:

No Salary Increases — Maintained salaries for named executive officers at 2017 amounts; re-affirmed that there will be generally no or limited salary adjustments for this group in the near future.

2018 TAIA Bonus Plan — Adopted 2018 TAIA for ICEO and COO based on achieving a blend of metrics linked to current Hill priorities: (i) Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") performance; (ii) sales versus 2018 budget; and (iii) key employee retention. Adopted 2018 TAIA for ICFO based on achieving a blend of metrics linked to current Hill priorities: (i) EBITDA performance and (ii) sales versus 2018 budget. No bonus payout for a metric less than 80% of its respective target.

The overall performance/payout range for 2018 has been set as follows:

Level	Performance on All Metrics (% of "Target Performance")	Payout (% of Target Pay Opportunity)

Below Threshold	<80%	0%
Threshold	80%	50%
Target	100%	100%
Superior	120%	200%

Mr. Levergood is eligible to receive a bonus in 2018 based on generating new sales for the Company: for every $1,000,000 of expected consulting fee revenue generated by Mr. Levergood in the calendar year, Mr. Levergood is eligible to receive a $2,000 bonus, up to a maximum of $100,000. Mr. Levergood is also eligible to receive an additional bonus of $100,000 in the event that the Company achieves or exceeds its annual sales target.

Equity Grants — Granted long-term incentive awards in the form of a fixed cash value to each of our NEOs, other than our Interim CEO, which will convert into restricted stock based upon the closing trade price on the date the Company becomes current on its SEC periodic reporting obligations. The restricted stock awards will vest ratably on March 7, 2021, contingent on EPS performance against pre-set threshold, target and maximum EPS levels.

No Changes to Director Compensation — Made no changes to the compensation paid to our non-employee directors for their service.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with the Company's management. Based on such review and discussion, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

Compensation Committee

Arnaud Ajdler (Chair)
James Chadwick
Alan S. Fellheimer

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table contains information concerning the annual compensation for our NEOs during 2017, 2016 and 2015.

Summary Compensation Table

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards $	Option Awards $ (1) (2)	Non-Equity Incentive Plan Compensation $	All Other Compensation $ (3)	Total $

Paul Evans	2017	474,923	425,159	640,000	—	—	17,858	1,557,940
Interim Chief Executive
Officer

Marco A. Martinez	2017	57,346	—	—	—	—	501	57,847
Senior Vice President and
Interim Chief Financial Officer (5)

David L. Richter	2017	532,827	—	—	163,000	—	108,413	804,240
Former Chief Executive	2016	1,545,000	—	—	677,500	—	146,301	2,368,801
Officer (6)	2015	1,500,000	—	—	1,010,000	680,583	119,505	3,310,088

John Fanelli III	2017	414,774	—	—	200,000	—	11,495	626,269
Former Executive Vice	2016	465,000	—	—	96,500	—	16,969	578,469
President and Chief Financial	2015	450,000	50,000	—	103,500	—	15,487	618,987
Officer (7)

Raouf S. Ghali	2017	1,135,000	—	—	512,500	—	49,547	1,697,047
President and Chief	2016	1,135,000	—	—	362,500	—	51,238	1,548,738
Operating Officer	2015	1,100,000	—	—	414,000	136,117	45,935	1,696,052

Mohammed Al Rais Regional	2017	833,756	—	—	200,000	—	74,210	1,107,966
President (Middle East),	2016	689,744	—	—	144,750	—	42,238	876,732
Project Management Group (8)	2015	684,294	140,028	—	103,500	—	45,919	973,741

J. Charles Levergood	2017	510,000	100,000	—	—	—	28,050	638,050
Senior Vice President of
Business Development (Americas)

(1)
The amounts reported in this column reflect the aggregate grant date fair value of grants of stock options calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Top ic 718 ("ASC 718"). The calculation of these amounts disregards the estimate of forfeitures related to time-based vesting conditions. The amounts in this column do not reflect compensation actually received by the named executive officer. The actual value, if any, that an executive may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award, and upon the excess of the stock priced over the exercise price, if any, on the date the award is exercised. Thus, there is no assurance that the value, if any, eventually realized by the named executive officer will correspond to the amount shown.
(2)
The Black-Scholes option valuation model is used to estimate the fair value of the options in accordance with ASC 718. For a discussion of the assumptions used, see Note 13 to the Company's 2017 consolidated financial statements included in this Annual Report on Form 10-K.
(3)
Hill provides its NEOs, other than its former CEO, with additional benefits, reflected in the table below for 2017, that Hill believes are reasonable, competitive and consistent with the Company's overall executive compensation program. We had an agreement with our former CEO that required the Company to provide certain additional benefits.
(4)
Mr. Evans was appointed as Interim CEO on May 3, 2017. During the term of his service as Interim CEO, Mr. Evans will not receive any compensation as a director of the Company. The amounts listed above represent actual amounts earned by Mr. Evans during the year ended December 31, 2017 for his service as interim CEO. Mr. Evan's Stock Award represents 8 months at $80,000 per month.
(5)
Mr. Martinez was appointed as Interim CFO on November 10, 2017. As of October 17, 2018, Mr. Martinez is no longer an employee of the Company.
(6)
As of May 3, 2017, Mr. Richter is no longer an employee of the Company. The amounts listed above reflect the actual amounts earned by Mr. Richter during the year ended December 31, 2017 for his service as CEO and does not include any amounts paid to Mr. Richter under his Separation Agreement; please refer to the section titled "Employment Agreement with Our Former CEO" for additional details on amounts paid to Mr. Richter under his Separation Agreement.

(7)
As of November 10, 2017, Mr. Fanelli is no longer an employee of the Company. The amounts listed above reflect the actual amounts earned by Mr. Fanelli during the year ended December 31, 2017 for his service as CFO and does not include any amounts paid to Mr. Fanelli under his Separation Agreement; please refer to the section titled "Separation Agreement with Our Former CFO" for additional details on amounts paid to Mr. Fanelli under his Separation Agreement.
(8)
As of April 19, 2018, Mr. Al Rais is no longer an employee of the Company.

Name	Life Insurance $	Vehicle(s) and Parking $	Private Club $	Medical and Disability $	401 (k) Match $	Accrued Vacation $	Total Other Compensation $

Paul Evans	735	—	—	13,073	4,050	—	17,858
Marco Martinez	88	—	—	413	—	—	501
David L. Richter	525	65,665	4,920	22,111	4,050	11,142	108,413
John Fanelli III	1,074	1,390	—	4,981	4,050	—	11,495
Raouf S. Ghali	1,260	—	—	22,410	4,050	21,827	49,547
Mohammed Al Rais	—	37,105	—	37,105	—	—	74,210
J. Charles Levergood	1,250	970	—	21,780	4,050	—	28,050

Grants of Plan-Based Awards

The following table presents information about plan-based awards made to our named executive officers in 2017:

Name		Estimated Future Payments Under Non-Equity Incentive Plan Awards (1)			All other stock or option awards: number of securities underlying options	Exercise or base price of option awards	Grant date fair value of stock and option awards

	Grant Date	Threshold	Target	Maximum	(#) (2)	(per Sh)	(3)
Paul Evans (4)	Various	$425,159	425,159	425,159	125,045	$—	$640,000
David L. Richter	3/8/17	910,000	1,820,000	3,640,000	100,000	7.00	163,000
John Fanelli III	3/8/17	—	—	—	97,561	4.65	200,000
Raouf S. Ghali	3/8/17	150,000	300,000	600,000	250,000	4.65	512,500
Mohammed Al Rais	3/8/17	—	—	—	97,561	4.65	200,000
J. Charles Levergood	3/8/17	—	200,000	200,000	—	—	—

(1)
The amounts listed for our Interim CEO represent the aggregate monthly bonus that Mr. Evans is eligible to receive for 2017 under the terms of his employment; the bonus will not be paid until the completion of Mr. Evans' service as Interim CEO. For additional details, see the section titled "Change in Chief Executive Officer." The amounts listed represent potential threshold, target and maximum bonuses available to our former CEO and our President and COO under the Annual Incentive Bonus Plan for 2017. The amounts listed for Mr. Levergood represent the potential threshold, target and maximum which may be paid to Mr. Levergood as bonuses under his employment agreement; for additional information, please see the section entitled "Employment Agreement with our Senior Vice President of Business Development (Americas)." The actual payments are reported above in the Summary Compensation Table in the column entitled "Non-Equity Incentive Plan Compensation."
(2)
The amounts listed for our Interim CEO represents the aggregate monthly grant of stock that Mr. Evans' is eligible to receive for 2017 under the terms of his employment; the stock will not be issued until the completion of Mr. Evans' service as Interim CEO. For all individuals other than Mr. Evans, represents options issued under the 2006 Employee Stock Option Plan. Information regarding the vesting schedules and expiration of these options is included in the "Outstanding Equity Awards at Fiscal Year-End" table and the footnotes thereto. Options will vest on an accelerated basis upon the executive's termination of employment under certain circumstances. Additional information regarding the vesting acceleration provisions applicable to equity awards is included under the heading "Potential Payments upon Termination or Change in Control."
(3)
See footnotes 1 and 2 to the Summary Compensation Table regarding calculation of these amounts.
(4)
The Board established a monthly $50,000 non-equity incentive award and a monthly grant of stock options valued at $80,000 per month for Mr. Evans; additional details on such awards can be found in the section above titled "Change in Chief Executive Officer." These awards will be paid out or issued at the completion of Mr. Evans' service as Interim CEO.

Mr. Martinez was appointed as Interim CFO on November 10, 2017 and did not receive any grants of Plan-Based Awards during 2017.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table presents information with respect to outstanding equity awards held by our named executive officers as of December 31, 2017.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price		Option expiration date

David L. Richter	500,000	0	(1)	4.04	(2)	5/3/2018
	500,000	0	(2)	3.95		5/3/2018
	100,000	0	(3)	3.91		5/3/2018
	250,000	0	(4)	4.00		5/3/2018
	250,000	0	(5)	5.00		5/3/2018

John Fanelli III	10,000	0	(6)	6.31		6/29/2018
	20,000	5,000	(7)	3.67		6/29/2018
	15,000	10,000	(8)	4.95		6/29/2018
	20,000	30,000	(9)	4.03		6/29/2018
	5,000	20,000	(10)	4.31		6/29/2018
	5,000	20,000	(10)	5.17		6/29/2018
	0	97,561	(12)	4.65		6/29/2018

Raouf S. Ghali	50,000	0	(6)	6.31		6/3/2018
	80,000	20,000	(7)	3.67		1/21/2020
	60,000	40,000	(8)	4.95		3/10/2021
	80,000	120,000	(9)	4.03		1/27/2022
	50,000-	200,000	(12)	4.00		4/2/2023
	0	250,000	(12)	4.65		3/08/2024

Mohammed Al Rais	32,000	8,000	(7)	3.67		1/21/2020
	30,000	20,000	(8)	4.95		3/10/2021
	20,000	30,000	(9)	4.03		1/27/2022
	7,500	30,000	(10)	4.31		6/13/2023
	7,500	30,000	(10)	5.17		6/13/2023
	0	97,561	(12)	4.65		3/08/2024

J. Charles Levergood	5,000	20,000	(13)	4.46		10/05/2023

  Neither Mr. Evans or Mr. Martinez have outstanding equity awards as of December 31, 2017.

(1)
These options were granted on January 21, 2013 and vest at the rate of 25% per year with vesting dates of January 21, 2014, 2015, 2016 and 2017. Pursuant to the terms of Mr. Richter's Separation Agreement, the Company amended the expiration date of these options to be May 3, 2018. For further information, see the description of Mr. Richter's Separation Agreement in the section titled "Employment Agreement with our Former CEO."
(2)
The named executive officer's beneficial ownership of the Company's common stock exceeded 10% on the grant date. The 2006 Employee Stock Option Plan requires that the grant of incentive stock options to a stockholder whose ownership of the Company exceeds 10% at the time of grant be made at an exercise price equal to 110% of the fair market value of the Company's common stock at the date of grant.
(3)
These options were granted on January 2, 2014 and vest at the rate of 20% per year with vesting dates of January 2, 2015, 2016, 2017, 2018 and 2019. Pursuant to the terms of Mr. Richter's Separation Agreement, the Company accelerated the vesting of these options to be fully vested on May 3, 2017 and amended the expiration date of these options to be May 3, 2018. For further information, see the description of Mr. Richter's Separation Agreement in the section titled "Employment Agreement with our Former CEO."
(4)
These options were granted on January 2, 2015 and vest at the rate of 20% per year with vesting dates of January 2, 2016, 2017, 2018, 2019 and 2020. Pursuant to the terms of Mr. Richter's Separation Agreement, the Company accelerated the vesting of these options to be fully vested on May 3, 2017 and amended the expiration date of these options to be May 3, 2018. For further information, see the description of Mr. Richter's Separation Agreement in the section titled "Employment Agreement with our Former CEO."

(5)
These options were granted on April 2, 2016 and vest at the rate of 20% per year with vesting dates of April 2, 2017, 2018, 2019, 2020 and 2021. Pursuant to the terms of Mr. Richter's Separation Agreement, the Company accelerated the vesting of these options to be fully vested on May 3, 2017 and amended the expiration date of these options to be May 3, 2018. For further information, see the description of Mr. Richter's Separation Agreement in the section titled "Employment Agreement with our Former CEO."
(6)
These options were granted on June 3, 2011 and vest at the rate of 20% per year with vesting dates of June 3, 2012, 2013, 2014, 2015 and 2016.
(7)
These options were granted on January 21, 2013 and vest at the rate of 20% per year with vesting dates of January 21, 2014, 2015, 2016, 2017 and 2018.
(8)
These options were granted on March 10, 2014 and vest at the rate of 20% per year with vesting dates of March 10, 2015, 2016, 2017, 2018 and 2019.
(9)
These options were granted on January 27, 2015 and vest at the rate of 20% per year with vesting dates of January 27, 2016, 2017, 2018, 2019 and 2020.
(10)
These options were granted on June 13, 2016 and vest at the rate of 20% per year with vesting dates of June 13, 2017, 2018, 2019, 2020 and 2021.
(11)
These options were granted on April 2, 2016 and vest at the rate of 20% per year with vesting dates of April 2, 2017, 2018, 2019, 2020 and 2021.
(12)
These options were granted on March 8, 2017 and vest at the rate of 20% per year with vesting dates of March 8, 2018, 2019, 2020, 2021 and 2022.
(13)
These options were granted on October 5, 2016 and vest at the rate of 20% per year with vesting dates of October 5, 2017, 2018, 2019, 2020 and 2021.

Option Exercises

No NEO exercised stock options during 2017.

Employment Agreement with Our Former CEO

Under an agreement effective December 31, 2014 with a five-year term, our former CEO, David L. Richter, received a base salary of no less than $1,000,000, to be adjusted annually, and was eligible to receive an annual bonus based upon the achievement of performance criteria that was to be established by the Board or its Compensation Committee for the applicable year. He also was eligible to receive an annual long-term incentive award, which may consist of stock options issued by the Company, shares of restricted stock of the Company, and other forms of equity-based, equity-linked or other long-term incentive compensation. The amount and other terms of long-term incentive awards made to him, if any, were determined by the Board or its Compensation Committee. The agreement established his total direct compensation opportunity, consisting of base salary and annual and long-term incentive opportunities at least at the 75th percentile of CEOs in our Selected Peer Group. The agreement further provided that he was entitled to all benefits of employment provided to other employees of the Company and provided Mr. Richter with two vehicles for his use during the employment term.

On May 2, 2017, David L. Richter notified the Company of his decision to resign from his positions as Chief Executive Officer and as a member of the Board, effective on May 3, 2017 ("Effective Date").

The Company and Mr. Richter have entered into a Separation Agreement and General Release of Claims, dated May 2, 2017 (the "Separation Agreement"). Among other matters, the Separation Agreement provides as follows:

  •
  Mr. Richter will receive $3,300,000 in severance which will be paid as follows: (i) $1,100,000 as of the date of the Effective Date (as defined in the Agreement) and (ii) $2,200,000 payable in equal installments over a period of two years from the Effective Date.

  •
  The Company will pay COBRA premiums for health care coverage substantially similar to Mr. Richter's current coverage for a period of 18 months. The Company will also pay $20,000 on the Effective Date to be used to defray the cost of future health care coverage.
  •
  Mr. Richter will receive the right to continue to use one vehicle currently provided to him by the Company until September 1, 2017, with the Company remaining responsible for related costs until such date. Mr. Richter will receive title to the other vehicle currently provided to him by the Company.
  •
  The Company agree to accelerate the vesting of all options granted to Mr. Richter under the Company's 2006 Employee Stock Option Plan. In addition, the Separation Agreement provides for amendments to the terms applicable to certain of Mr. Richter's options so that all portions of Mr. Richter's options that were vested as of the Effective Date will remain exercisable until May 3, 2018.
  •
  Mr. Richter will receive approximately $256,000 related to accrued vacation.
  •
  The Company will reimburse Mr. Richter for up to $20,000 in legal fees related to the Separation Agreement.
  •
  In exchange for the above benefits and a general release by the Company, Mr. Richter executed a release and waiver of claims in favor of the Company and its affiliates (such release to become effective upon expiration of the applicable revocation period). Pursuant to the Separation Agreement, Mr. Richter agrees to not compete with or the Company or solicit the Company's customers or employees for a period of two years. The Company will be entitled to injunctive relief for any breach of an obligation under the Separation Agreement by Mr. Richter.

Following the entrance into the Separation Agreement, the Company is no longer obligated to provide any compensation or benefits to Mr. Richter under his prior employment agreement other than as set forth in the Separation Agreement.

Separation Agreement with Our Former CFO

On November 10, 2017 ("Separation Date"), the Company and Mr. Fanelli entered into a Separation Agreement which provided, among other things:

  •
  Mr. Fanelli agrees to provide transition services to the Company for up to 10 hours per week through February 9, 2018 (the "Separation Date") at a rate of $233.56 per hour.
  •
  Mr. Fanelli will receive a lump sum, less applicable withholdings and deductions, of (i) $232,500 within 30 days from the date of the Agreement and (ii) $232,500 within 30 days following the Separation Date. The total amount of such payments is equal to the severance amount to which Mr. Fanelli would have been entitled under the Company's 2016 Retention Plan in the event of a termination without cause or change in control of the Company.
  •
  Mr. Fanelli will receive approximately $66,000 related to accrued vacation.

In exchange for the above benefits, Mr. Fanelli executed a release of claims in favor of the Company and its affiliates (such release to become effective upon expiration of the applicable revocation period). Pursuant to the Separation Agreement, Mr. Fanelli agrees to not compete with or the Company or solicit the Company's customers or employees for a period of two years following the Separation Date. The Company will be entitled to injunctive relief for any breach of an obligation under the Separation Agreement by Mr. Fanelli.

Employment Agreement with Our President and COO

Under an agreement effective August 18, 2016 with a five-year term, our President and COO, Raouf S. Ghali, is to receive a base salary the amount of which shall be reviewed annually by the Company's Compensation Committee. Mr. Ghali's current base salary is $1,135,000 per annum. In addition to base salary, Mr. Ghali will be eligible to receive an annual bonus based upon the achievement of performance criteria to be established by the Board or its Compensation Committee for the applicable year. Mr. Ghali also will be eligible to receive an annual long-term incentive award, which may consist of stock options issued by the Company, shares of restricted stock of the Company, and other forms of equity-based, equity-linked or other long-term incentive compensation. The amount and other terms of long-term incentive awards made to Mr. Ghali, if any, will be determined by the Board or its Compensation Committee. The agreement further provides that Mr. Ghali is entitled to all benefits of employment provided to other employees of the Company. Mr. Ghali may terminate the employment agreement at any time upon no less than 30 days prior written notice to the Company of such termination. On August 17, 2018, the Company and Mr. Ghali entered into a termination agreement with respect to Mr. Ghali's employment agreement and the Board approved new compensation terms, effective October 1, 2018. These new compensation terms include a base salary of $650,000 annually, annual participation in the Company's incentive bonus plan with an annual target cash bonus of $675,000 based on metrics to be determined by the Board, a grant of $900,000 annually in shares of the Company's common of which 50% will be performance based and 50% will be time vested and participation in the Company's 2016 Executive Retention Plan.

Employment Agreement with Our Senior Vice President of Business Development (Americas)

Under an agreement dated August 15, 2016 with a five-year term, our Senior Vice President of Business Development (Americas), J. Charles Levergood, is to receive a base salary of $510,000 per annum. The Company is required to provide Mr. Levergood with severance of one year of base salary if Mr. Levergood is terminated without cause during the first three years of his employment and six months of base salary if Mr. Levergood is terminated without cause thereafter. In addition to base salary, Mr. Levergood will be eligible to receive a bonus based on generating new sales for the Company: for every $1,000,000 of expected consulting fee revenue generated by Mr. Levergood in a calendar year, Mr. Levergood will receive a $2,000 bonus, up to a maximum of $100,000. Mr. Levergood will also be eligible to receive an additional bonus of $100,000 in the event that the Company achieves or exceeds its annual sales target. Payment of bonuses, if any, will be paid on March 15 of the following calendar year.

2015 Senior Executive Retention Plan

On January 27, 2015, the Board adopted the Hill International, Inc. 2015 Senior Executive Retention Plan (the "2015 Retention Plan") which became effective immediately. The Board adopted the 2015 Retention Plan as part of its effort to minimize distractions to certain executives created by a pending or threatened change in control and to provide such executives with compensation and benefit arrangement upon a change in control which ensure that the executives' expectations will be satisfied. The 2015 Retention Plan provides certain severance benefits during the two-year period immediately following a change in control (as defined in the 2015 Retention Plan) to certain senior officers of the Company as selected by the Board, including each of the Company's named executive officers with the exception of those officers who have separate employment agreements or other arrangements with the Company providing for severance, in the event of (i) involuntary termination of employment by the Company other than for certain events constituting "cause" set forth in the 2015 Retention Plan, or (ii) voluntary resignation for good reason (as defined in the 2015 Retention Plan). Under the 2015

Retention Plan, following a qualifying termination, the participant will receive (i) a lump-sum payment of an amount equal to one year of the executive's then base annual salary, payable within 30 days after the effective date of the event giving rise to the benefits under the 2015 Retention Plan, and (ii) if the executive's employment is terminated by the Company "without cause" or by the executive for "good reason" during the two-year period immediately following a change in control, any and all stock options, stock grants or other equity-based compensation granted to such executive will immediately vest. If required by Internal Revenue Code Section 409A, payments or benefits to certain executives may be delayed by up to 6 months from the date of termination. A participant that is a party to any employment agreement or other arrangement with the Company providing for severance is not eligible to receive benefits under the Plan unless he or she waives any rights to such other severance.

As of December 31, 2017, Messrs. Al Rais and Ghali were designated as Participants under the 2015 Retention Plan. As of April 19, 2018, Mr. Al Rais was no longer an employee of the Company. In 2018, Mr. Martinez was designated as a Participant under this plan, however, as of, October 17, 2018, Mr. Martinez was no longer an employee of the Company.

2016 Executive Retention Plan

Effective November 3, 2016, the Board adopted the Company's 2016 Executive Retention Plan (the "2016 Retention Plan") which provides for the payment of severance benefits by the Company to certain designated employees (each a "Participant") whose employment is permanently terminated due to an Involuntary Termination (as defined in the 2016 Retention Plan). Upon termination of a Participant's employment by the Company without "Cause" (as set forth in the 2016 Retention Plan) or by the Participant for "Good Reason" (as defined in the 2016 Retention Plan), the Company will be required to pay to the Participant a lump sum cash payment in an amount equal to one times the Participant's base salary at such time; notwithstanding the foregoing, if the termination is within one year following a Change in Control (as defined in the 2016 Retention Plan), the Company will be required to pay to the Participant a lump sum cash payment in an amount equal to two times the Participant's base salary at such time and any and all unvested stock options, stock grants or other stock based compensation granted to the Participant shall then immediately vest.

As of December 31, 2017, Mohammed Al Rais was the only NEO designated as a participant under the 2016 Retention Plan; effective April 19, 2018, Mr. Al Rais is no longer an employee of the Company. Effective October 1, 2018, Raouf S. Ghali was designated as a participant under the 2016 Retention Plan, however he is entitled to a lump sum cash payment in an amount equal to two times his base salary upon termination of his employment by the Company without "Cause" (as set forth in the 2016 Retention Plan) or by him for "Good Reason" (as defined in the 2016 Retention Plan).

Potential Payments Upon Termination or Change in Control

The Company has entered into agreements and maintains plans that will require the Company to provide compensation to certain individuals in the event of a termination of employment and/or a change in control of the Company. The potential amount of compensation payable to each individual in each situation is set forth in the tables below. The amounts shown in the tables assume that termination of the individual and/or a change in control occurred on December 31, 2017 and are based on the closing price per share of Hill common stock on that date of $5.45. The actual amounts to be paid will depend on the circumstances and time of the termination or change in control. Please see "Employment Agreement with Our Former CEO" and "Employment Agreement with our President and COO" for a description of the material terms of the employment agreements we entered into with each of our former CEO and our President and COO. In addition, the Company has change in control arrangements with certain of our other NEOs.

Paul Evans

Mr. Evans became our Interim CEO on May 3, 2017. Pursuant to the terms of his employment as Interim CEO, Mr. Evans is not eligible to receive any payments upon termination or change of control, other than the payments to be issued to Mr. Evans upon completion of his service as Interim CEO. For additional details regarding the terms of Mr. Evans' employment as Interim CEO, please see the section entitled "Change in Chief Executive Officer."

Marco A. Martinez

Mr. Martinez became our Interim CFO on November 10, 2017. As of December 31, 2017, Mr. Martinez was not eligible to receive any payments or benefits upon a potential termination or change of control. In 2018, Mr. Martinez was named a participant in the Company's 2015 Retention Plan and, accordingly, the Company is currently required to make a cash payment to Mr. Martinez of one times Mr. Martinez's base salary as of the effective date of a termination of Mr. Martinez's employment following a Change in Control (as defined in the 2015 Retention Plan). As of October 17, 2018, Mr. Martinez is no longer an employee of the Company.

David L. Richter

As of May 3, 2017, David L. Richter is no longer an employee of the Company. The Company and Mr. Richter entered into a Separation Agreement which set forth the terms of Mr. Richter's separation from the Company. Please see the section titled "Employment Agreement with our Former CEO" for additional details regarding the Separation Agreement.

John Fanelli III

As of November 10, 2017, John Fanelli III is no longer an employee of the Company. The Company and Mr. Fanelli entered into a Separation Agreement which set forth the terms of Mr. Fanelli's separation from the Company. Please see the section titled "Separation Agreement with our Former CFO" for additional details regarding the Separation Agreement.

Raouf S. Ghali

Payments and Benefits	By Company Without Cause		By Executive for Good Reason		By Executive Within Two Years Following a Change in Control

Cash payment	$2,270,000	(1)	$2,270,000	(1)	$2,270,000	(1)
Vesting of stock options	716,000	(2)	0		0

(1)
The Company is required to make this cash payment to Mr. Ghali within thirty days after the effective date of such termination in an amount equal to three years of his then base salary if (i) his employment is terminated by the Company without cause, (ii) he terminates his employment for good reason or (iii) he terminates his employment within two years of a change in control of the Company.
(2)
Mr. Ghali's stock options immediately vest if the Company terminates him without cause. As of December 31, 2017, Mr. Ghali had unvested stock options to purchase 20,000 shares at an exercise price of $3.67 per share, 40,000 shares at $4.95 per share, 120,000 shares at $4.03 per share, 200,000 shares at $4.00 per share and 250,000 shares at $4.65 per share. This amount represents the intrinsic value of the award based on the difference between the exercise price and $5.45, the closing price of the Company's common stock on December 31, 2017. The amount reported does not include the value of accelerated options where the exercise price of such options exceeded the closing price of the Company's common stock on December 31, 2017.

Mohammed Al Rais

Payments and Benefits	By Company Without Cause		By Executive for Good Reason		By Executive Within One Year Following a Change in Control		By Executive Within Two Years Following a Change in Control

Cash payment	$833,756	(1)	$833,756	(1)	$1,667,512	(2)	$833,756	(3)
Vesting of stock options	—		—		90,000	(4)	—

(1)
Pursuant to the 2016 Retention Plan, the Company is required to make this cash payment to Mr. Al Rais at the effective date of such termination in an amount equal to his then base salary. As of April 19, 2018, Mr. Al Rais is no longer an employee of the Company.
(2)
Pursuant to the 2016 Retention Plan, the Company is required to make this cash payment to Mr. Al Rais at the effective date of such termination in an amount equal to two times his then base salary. As of April 19, 2018, Mr. Al Rais is no longer an employee of the Company.
(3)
Pursuant to the 2015 Retention Plan, the Company is required to make this cash payment to Mr. Al Rais at the effective date of such termination in an amount equal to his then base salary. As of April 19, 2018, Mr. Al Rais is no longer an employee of the Company.
(4)
Mr. Al Rais' stock options immediately vest if he is involuntarily terminated within one year following a change in control. As of December 31, 2017, Mr. Al Rais had unvested stock options to purchase 8,000 shares at an exercise price of $3.67 per share, 20,000 shares at $4.95 per share, 30,000 shares at $4.03 per share, 30,000 shares at $4.31 per share, 30,000 shares at $5.17 per share and 97,561 shares at $4.65 per share. This amount represents the intrinsic value of the award base on the difference between the exercise price and $4.45, the closing price of the Company's common stock on December 31, 2017. The amount does not include the value of accelerated options where the exercise price of such options exceeded the closing price of the Company's stock on December 31, 2017. As of April 19, 2018, Mr. Al Rais is no longer an employee of the Company.

J. Charles Levergood

Payments and Benefits	By Company Without Cause		By Executive Within One Year Following a Change in Control

Cash payment	$510,000	(1)	$0
Vesting of stock options	—		20,000	(2)

(1)
Pursuant to his employment agreement, the Company is required to make this cash payment to Mr. Levergood at the effective date of such termination in an amount equal to his then base salary.
(2)
Mr. Levergood's stock options immediately vest if he is involuntarily terminated within one year following a change in control. As of December 31, 2017, Mr. Levergood had unvested stock options to purchase 20,000 shares at an exercise price of $4.46 per share. This amount represents the intrinsic value of the award base on the difference between the exercise price and $5.45, the closing price of the Company's common stock on December 31, 2017. The amount does not include the value of accelerated options where the exercise price of such options exceeded the closing price of the Company's stock on December 31, 2017.

PAY RATIO DISCLOSURE

Summary

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the median employee's annual total compensation to the annual total compensation of the principal executive officer. The Company's principal executive officer is Mr. Evans (the "CEO").

Method

To reasonably identify the median employee, the Company prepared a list of all employees (excluding the CEO) as of December 31, 2017. The list included part-time employees. As of December 31, 2017, the Company employed 2,705 persons (other than the CEO) of which 919 were located in the United States, 317 were located in Europe, 1,134 were located in the Middle East and 335 were located in other geographic areas. In certain geographic areas, such as the Middle East, compensation includes allowances (i.e., housing, travel, food, etc.) which are customary in such geographic areas.

To identify the "median employee," the Company extracted the gross wages from the Company's payroll records as well as any allowances paid by the Company or paid the employee for each employee. The Company annualized wages and salaries for those permanent employees that were not employed for the full year of 2017.

The Company then determined the employee on the list who had the median total compensation. The Company identified this employee as the median employee.

Following this, the Company estimated the median employee's annual total compensation in the same manner as the "total" compensation shown for our Interim CEO in the section titled "Summary Compensation Table." However, as our Interim CEO only served for eight months of 2017, for purposes of calculating his annual total compensation for 2017 for the pay ratio calculation, we annualize the amount listed as the total compensation for our Interim CEO in the section titled "Summary Compensation Table."

2017 Pay Ratio

The median employee's 2017 estimated annual total compensation was $71,400. The CEO's 2017 annual total compensation (as annualized) was $2,299,172. The ratio of the CEO to median employee's 2017 estimated annual total compensation was 32:1.

DIRECTOR COMPENSATION

Other than our Interim CEO, former CEO and our current President and COO whose compensation is reflected on the Summary Compensation Table above, the table below details the compensation paid to our directors for their service as a director in 2017. The Board pays each non-employee director $120,000 for his or her service, of which $80,000 is payable in cash and $40,000 is payable in deferred stock units. Also, the Chairman of the Board receives an additional annual retainer of $60,000, payable as $30,000 in cash and $30,000 in the form of deferred stock units. The Chairman of the Compensation Committee and the Chairman of the Governance and Nominating Committee each continue to receive an additional annual committee chairman's fee of $5,000 payable in cash, and the Chairman of the

Audit Committee continues to receive an additional annual committee chairman's fee of $10,000 payable in cash.

	Fees Earned or paid in Cash $	Stock Awards $(1)	Total $

Craig L. Martin (2)	110,000	70,000	180,000
Camille S. Andrews	85,000	40,000	125,000
Brian W. Clymer	90,000	40,000	130,000
Steven R. Curts (3)	85,000	40,000	125,000
Paul J. Evans (4)	26,667	—	26,667
Alan S. Fellheimer	80,000	40,000	120,000
Charles M. Gillman	80,000	40,000	120,000
David Sgro	80,000	40,000	120,000

(1)
The amounts reported in these columns reflect the aggregate grant date fair value of stock awards, grants of stock options and grants of deferred stock units ("DSUs") calculated in accordance with ASC 718. The amounts for options and DSUs do not reflect compensation actually received by the director. The actual value, if any, that a director may realize from an option award is contingent upon the excess of the stock price over the exercise price, if any, on the date the option is exercised; the actual value that a director may realize from a DSU is contingent upon the stock price on the date the DSU is settled following the termination of a director's service on the Board. Thus, there is no assurance that the value eventually realized by the director will correspond to the amount shown.
(2)
Mr. Martin was appointed as Executive Chairman of the Board on May 3, 2017. Mr. Martin resigned from the Board effective October 1, 2018.
(3)
Mr. Curts resigned from the Board effective October 1, 2018.
(4)
Mr. Evans was appointed as our Interim CEO on May 3, 2017. See the section entitled "Compensation Discussion & Analysis-Change in Chief Executive Officer" for further details regarding Mr. Evans' compensation as an officer of the Company. The amounts shown in the table reflect the amounts earned by Mr. Evans prior to becoming our Interim CEO.

Employment Agreement with Irvin E. Richter

Under an employment agreement effective December 31, 2014 with a five-year term, Irvin E. Richter receives an annual compensation of $1,400,000 and is eligible to receive an annual bonus in an amount, if any, to be determined by the Board. The agreement further provides that Mr. Richter is entitled to all benefits provided to employees of the Company during the term of the agreement. In addition, the Company agrees to provide him with two vehicles for his use and pays certain life insurance, medical and disability premiums during the term of the agreement. During 2016, Mr. Richter received a base salary of $1,400,000 and no bonus. Mr. Richter is entitled to severance benefits upon the occurrence of certain events as set forth in the agreement, including a termination by the Company without cause, by Mr. Richter for good reason or by Mr. Richter within two years of a change of control. If such an event would have occurred on December 31, 2016, Mr. Richter would have been eligible to receive approximately $4,641,000 in severance benefits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS (IN DOLLARS)

The following table shows information regarding the beneficial ownership of our common stock as of October 22, 2018, unless otherwise stated in a footnote to the table below, by each person or entity known by us to beneficially own more than five percent of our common stock, by our directors, by our named executive officers and by all our directors and executive officers as a group. For purposes of the following table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or sole or shared investment power with respect to a security, or any combination thereof, and the right to acquire such power (for example, through the exercise of employee stock options granted by the Company) within 60 days. Unless otherwise indicated, the address of each of the beneficial owners is c/o Hill International, Inc., One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, PA 19103. As of October 22, 2018, there were 55,558,243 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned[2]

	Number of Shares		Percent
Arnaud Ajdler and Engine Capital Management 1370 Broadway, 5 Floor, New York, NY 10016	5,179,891	(1)	9.3%

Irvin E. Richter 54 Fries Lane, Cherry Hill, NJ 08003	4,510,354	(2)	8.0%

David L. Richter and Richter Capital LLC 274 Carter Road, Princeton, NJ 08540	4,073,467	(3)	7.3%

Bulldog Investors, LLC, Full Value Partners, L.P., Andrew Dakos, Phillip Goldstein and Steven Samuels Park 80 West — Plaza Two, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663	3,949,438	(4)	7.1%

Ancora Advisors, LLC 6060 Parkland Boulevard, Suite 200, Cleveland, OH 44124	3,580,944	(5)	6.4%

Crescendo Partners II, L.P., Series M2, Crescendo Investments II, LLC, Crescendo Partners III, L.P., Crescendo Investments III, LLC, Crescendo Advisors II LLC and Eric Rosenfeld 777 Third Avenue, 37th Floor, New York, NY 10017	2,797,052	(6)	5.0%

NAMED EXECUTIVE OFFICERS AND DIRECTORS:
Raouf S. Ghali	632,534	(7)	1.1%
Paul J. Evans	274,431	(8)	*
Mohammed Al Rais	174,344	(9)	*
David Sgro	142,152	(10)	*
Brian W. Clymer	140,414	(11)	*
Alan S. Fellheimer	104,122	(12)	*
Camile S. Andrews	94,523	(13)	*
Charles M. Gillman	10,958	(14)	*
James Chadwick	0	(15)	*
J. Charles Levergood	0		*
John Fanelli, III	20,930	(16)	*
Marco A. Martinez	0	(17)	*
All directors and executive officers as a group (11 persons)	2,135,014		3.8%

(1)
The beneficial ownership information is based solely upon the Schedule 13D/A filed with the SEC on May 9, 2018. Mr. Ajdler was appointed as a director, effective October 1, 2018.

2
OPEN: Percentages will need to be recalculated for recent share count.

(2)
The beneficial ownership information is based upon the schedule 13G/A filed with the SEC on November 30, 2017 and information available to the Company.
(3)
The beneficial ownership information is based upon the schedule 13D/A filed with the SEC on July 10, 2018 which includes 3,002,840 shares held by Richter Capital LLC.
(4)
The beneficial ownership information is based solely upon the Schedule 13D/A filed with the SEC on May 19, 2017, by Bulldog Investors, LLC, Full Value Partners, L.P., Andrew Dakos, Phillip Goldstein, Steven Samuels, Crescendo Partners II, L.P., Series M2, Crescendo Investments II, LLC, Crescendo Partners III, L.P., Crescendo Investments III, LLC, Crescendo Advisors II, LLC, Jamarant Capital, L.P., Jamarant Investors, LLC, Jamarant Advisors, LLC, Eric Rosenfeld, Gregory R. Monahan, David Sgro, Paul J. Evans and Charles Gillman.
(5)
The beneficial ownership information is based solely upon the Schedule 13D/A filed with the SEC on September 13, 2018.
(6)
The beneficial ownership information is based solely on a Schedule 13D/A filed with the SEC on September 20, 2016.
(7)
Includes 450,000 shares issuable upon the exercise of options held by Mr. Ghali, 7,656 shares of common stock held in the Company's 401(k) Plan and 1,847 shares of common stock held in the Company's employee stock purchase plan.
(8)
Includes 10,958 shares issuable upon the settlement of deferred stock units held by Mr. Evans.
(9)
Includes 159,512 shares issuable upon the exercise of options held by Mr. Al Rais. Mr. Al Rais is no longer an employee of the Company effective April 19, 2018.
(10)
Includes 10,958 shares issuable upon the settlement of deferred stock units held by Mr. Sgro.
(11)
Includes 25,432 shares issuable upon the exercise of options and 10,958 shares issuable upon the settlement of deferred stock units held by Mr. Clymer.
(12)
Includes 25,432 shares issuable upon the exercise of options and 10,958 shares issuable upon the settlement of deferred stock units held by Mr. Fellheimer.
(13)
Includes 25,432 shares issuable upon the exercise of options and 10,958 shares issuable upon the settlement of deferred stock units held by Ms. Andrews.
(14)
Includes 10,958 shares issuable upon the settlement of deferred stock units held by Mr. Gillman.
(15)
Mr. Chadwick was appointed as a director, effective October 1, 2018.
(16)
Mr. Fanelli is no longer an employee of the Company effective November 10, 2017.
(17)
Mr. Martinez is no longer an employee of the Company effective October 17, 2018.

Equity Compensation Plan Information

The following table provides information as of December 31, 2017 for common shares of the Company that may be issued under our 2008 Employee Stock Purchase Plan and our 2017 Equity Compensation Plan. See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on August 31, 2018 for further information related to these plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)

	A	B	C
Equity compensation plans approved by security holders (2)	7,061,820	$4.13	5,135,943	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	7,061,820	$4.13	5,135,943

(1)
As of December 31, 2017, the Company had 1,274,259 shares remaining available for future issuance under our 2008 Employee Stock Purchase Plan and 5,135,943 shares remaining available for future issuance under our 2017 Equity Compensation Plan.

Certain Relationships and Related Transactions, and Director Independence.

Transactions with Related Persons

On July 14, 2010, Hill International, Inc. ("Hill") entered into an agreement with Mohamed Abdel Barry ("Barry"), whereby Hill agreed to extend a loan to Barry in the sum of Three Hundred Thousand Dollars ($300,000.00) ("Loan"), which Loan is evidenced by that certain Promissory Note made by Barry in favor of Hill dated July 14, 2010. On March 7, 2013 Irvin E. Richter, former CEO and Chairman of the Board of Directors, made a guarantee to Hill International, Inc. agreeing that if for any reason Hill should fail to collect on the loan and suffer a loss, the Guarantor will within thirty (30) days of receipt of a written demand pay to Hill a sum equal in the amount of the loss suffered. This guarantee shall remain in full force and effective until the loan is repaid.

On August 9, 2010, Hill purchased 2,111,111 shares of common stock of incNetworks, Inc. at a purchase price of $850,000 (the "Investment"). On August 8, 2011 Irvin E. Richter, former CEO and Chairman of the Board of Directors, made a guarantee to Hill International, Inc. agreeing that if for any reason Hill should dispose of the Investment and suffer a loss, the Guarantor will within thirty (30) days of receipt of a written demand pay to Hill a sum equal in the amount of the loss suffered. This guarantee shall remain in full force and effect until Hill has disposed of its interest in incNetworks,

For the year ended December 31, 2017, there were no transactions, or series of similar transactions, to which the Company was or is to be a party in which the amount exceeded $120,000, and in which any of our directors or executive officers, any holders of more than 5% of our common stock or any members of any such person's immediate family, had or will have a direct or indirect material interest, other than compensation described in "Executive Compensation" and "Director Compensation."

It is the policy and practice of our Board to review and assess information concerning transactions involving related persons. Related persons include our directors and executive officers and their immediate family members. If the determination is made that a related person has a material interest in a transaction involving us, then the disinterested members of the Board would review and, if appropriate, approve or ratify it, and we would disclose the transaction in accordance with SEC rules and regulations. If the related person is a member of the Board, or a family member of a director, then that director would not participate in any determination involving the transaction at issue.

Our Code of Ethics and Business Conduct prohibits all employees, including our executive officers, from benefitting personally from any transactions with us other than approved compensation benefits.

Other Matters

The Board is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the annual meeting. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto, in what according to their judgment is in the interests of Hill and its stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and changes in ownership with the SEC. To the Company's knowledge based on a review of copies of such reports furnished to Hill and on written representations made by such persons, all of the Company's directors, executive officers and beneficial owners of more than 10% of our common stock have complied with all Section 16(a) filing requirements with respect to 2017 except that, due to administrative oversights, required Form 4 reports were not filed on a timely basis on behalf of Camille S. Andrews (1 transaction).

Annual Report

In addition to the proxy statement and proxy card, a copy of the Company's 2017 Annual Report, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31,

2017, and which is not part of the proxy soliciting material, is enclosed. The 2017 Annual Report is being furnished to our stockholders without the exhibits to the Form 10-K. The Company will provide a copy of the exhibits to any stockholder upon request. Stockholders may under some circumstances be responsible for the Company's reasonable expenses in furnishing such exhibits.

Stockholders who directly hold their shares of Hill and who previously have elected not to receive an annual report for a specific account may request Hill to promptly mail the 2017 Annual Report to that account by writing to William H. Dengler, Jr., Corporate Secretary, at the Company's principal executive office: One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, PA 19103; or by calling Hill's investor relations consultant, The Equity Group, Inc., at (212) 836-9600.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of Hill common stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and the 2017 Annual Report to multiple shareowners who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. Hill will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the 2017 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request in writing to William H. Dengler, Jr., Corporate Secretary, at the Company's principal executive office: One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, PA 19103; or by calling Hill's Investor Relations consultant, The Equity Group, Inc., at (212) 836-9600.

ANNUAL MEETING OF STOCKHOLDERS OF HILL INTERNATIONAL, INC. DECEMBER 6, 2018 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available at: www.hillintl.com in the "Investor Relations" section. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20233000000000001000 6 120618 2. Advisory vote to approve the Company’s named executive Company’s independent registered public accounting firm for dated November 5, 2018. THEREOF. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect the following persons to the Board of Directors of the Company for the term described in the Proxy Statement: NOMINEES: FOR ALL NOMINEESO Arnaud Ajdler O Raouf S. Ghali WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN officer compensation 3. Ratification of the appointment of EisnerAmper LLP as the 2018 The undersigned acknowledges receipt from Hill International, Inc. prior to the execution of this Proxy of a Notice of 2018 Annual Meeting and a Proxy Statement THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT Mark here if you plan to attend the Annual Meeting. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

- 1 HILL INTERNATIONAL, INC. PROXY FOR 2018 ANNUAL MEETING OF STOCKHOLDERS DECEMBER 6, 2018 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Hill International, Inc. hereby appoints Raouf S. Ghali and William H. Dengler, Jr. and each of them, with full power of substitution, as proxies to vote the shares of stock which the undersigned could vote if personally present at the 2018 Annual Meeting of Stockholders of Hill International, Inc. to be held on December 6, 2018, at 11:00 a.m. Eastern Time, at Two Commerce Square, 2001 Market St., 2nd Floor, Philadelphia, PA 19103, and at any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given. If the undersigned holds any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually. When properly executed, this proxy will be voted in the manner directed herein. On matters for which you do not specify a choice, the shares will be voted in accordance with the recommendation of the Board of Directors. If no direction is made, this proxy will be voted “FOR” each of the nominees listed in Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3. (Continued and to be signed on the reverse side) 14475 1.1 COMMENTS: